                             CONTRACT SPECIFICATIONS

                CONTRACT OWNER:                 [The ABC Company

                CONTRACT EFFECTIVE DATE:        January 1, 2001
                RESTATEMENT EFFECTIVE DATE:     January 1, 1989
                CONTRACT JURISDICTION:          Any State
                CONTRACT NUMBER:                GC-XXXXXX]


                             GROUP ANNUITY CONTRACT

[This Contract contains a market value adjustment formula. The application of the formula may result in a downward adjustment in cash surrender benefits. The attached Rider identifies when cash surrender benefits are available without the application of the market value adjustment formula.]

[GENERAL ACCOUNT

Guaranteed Interest Rates prior to and including the Annuity Commencement Date:

[Contributions] shall be credited with interest at a rate [declared for the calendar quarter] in which they are received. The declared interest rate for any [quarter] shall be determined by the Company and may be changed for any subsequent [quarter] at the discretion of the Company. The declared interest rate applicable to any [quarter] will be guaranteed to the end of the applicable [calendar year]. Any change in the declared interest rate will be declared before the start of the [quarter].

For each [subsequent calendar year], [Contributions] will be credited with interest at a rate guaranteed for the entire [year] (the "Guaranteed Interest Rate") which rate will never be less than [3%]. The Guaranteed Interest Rate for a [calendar year] will be determined at the end of the preceding [calendar year]. The Company may, from time to time, credit interest rates in excess of the Guaranteed Interest Rate.]

[SEPARATE ACCOUNT(S)

The Separate Account(s) of the Company supporting the Contract are entitled [Separate Account Eleven].

The various [Separate Account Eleven] Sub-Accounts under this Contract and the corresponding investment Funds for each Sub-Account are set forth in the most recent Administrative Notice which is attached to and made part of this Contract.

Assets for the Investment Option Sub-Accounts in [Group(s) A, B or C] are valued using [Method One and/or Method Two] as defined in [Section 6, "Valuation Provisions"] of this Contract.

The Company reserves the right, subject to compliance with applicable law, to substitute the shares of any other registered investment company for the shares of any Fund held by a Separate Account included in this Contract. Substitution may occur if shares of any Fund(s) become unavailable, or due to changes in the applicable law or interpretations of law, or as the Company deems appropriate.

The Company also reserves the right, in its sole discretion and subject to compliance with applicable law, to add, replace or delete Separate Accounts and/or Funds (with or without differing investment objectives) to or from this Contract, and to terminate ongoing Contributions to Separate Accounts and/or Funds under this Contract, provided the Company gives the Contract Owner thirty
(30) days advance written notice of its intent to do so, and further provided that the Company takes the same action(s) with

                                       2
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respect to all contracts of the same class and risk characteristics. If the
Company adds additional Separate Accounts and/or Funds to this Contract, the Separate Accounts and/or Funds so added will be subject to the charges, fees and transfer restrictions then in effect for such Separate Accounts and/or Funds at the time they are added to this Contract.

A list of the investment options selected by the Contract Owner and available under this Contract will be provided to the Contract Owner from time to time in an Administrative Notice. The various Investment Options/Sub-Accounts available under this Contract, unless otherwise elected by the Contract Owner, are set forth in accordance with the most recent Administrative Notice issued by the Company. An Administrative Notice may be furnished when Investment Options/Sub-Accounts have been added, frozen, eliminated or replaced under the Contract. Such Notice may also reflect information relative to such Investment Options, including, but not limited to, the applicable deduction for mortality, expense risk and administrative undertakings, its classification as a competing fund (if applicable), and any applicable transfer restrictions.]

[COMPETING FUNDS

For purposes of applying the transfer restrictions described under CONTRIBUTION PROVISIONS, the following Funds are considered competing funds ("Competing Funds"):

                  [Hartford Money Market HLS
                  General Account]

The Company reserves the right, in its sole discretion, to determine whether or not any Fund included in this Contract on the Effective Date or subsequently added to this Contract after the Effective Date is or has become a Competing Fund.]

[CONTINGENT DEFERRED SALES CHARGES

Surrenders and transfers from this Contract shall be subject to a Contingent Deferred Sales Charge; provided, however, such Contingent Deferred Sales Charge shall apply only to the extent such surrenders or transfers constitute amounts contributed or earned under this Contract or any Related Contract. The Contingent Deferred Sales Charge is a percentage of the contract values transferred or surrendered. The number of Participant's Contract Years completed prior to the surrender or transfer will determine the amount of the Contingent Deferred Sales Charge. For the purpose of calculating the Contingent Deferred Sales Charge only, the number of Participant's Contract Years under this Contract shall be deemed to have commenced with the Participant's Date of Coverage under a Related Contract, provided such Related Contract is so accepted by the Company for such purpose.

(a) The Contingent Deferred Sales Charge to be applied under this Contract shall be equal to five percent (5%) of the surrendered or transferred amount from the Participant's Account during the first five Participant's Contract Years, four percent (4%) of the surrendered or transferred amount during the sixth Participant's Contract Year, three percent (3%) of the surrendered or transferred amount during the seventh Participant's Contract Year, two percent (2%) during the eighth Participant's Contract Year and one percent (1%) during the ninth Participant's Contract Year. After the ninth Participant's Contract Year, surrenders or transfers will no longer be subject to any deduction for Contingent Deferred Sales Charges.]


                                       3
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     [EFFECTIVE FOR ANY SURRENDER OR TRANSFER INITIATED ON OR AFTER 00/00/0000,
     THE CONTINGENT DEFERRED SALES CHARGE SHALL NO LONGER BE APPLICABLE TO ANY AMOUNTS SURRENDERED FROM A PARTICIPANT'S ACCOUNT ON OR AFTER SUCH DATE.]

[(b) The Contingent Deferred Sales Charge described in (a) above shall not apply to an Eligible Surrender. For purposes of this Contract, an Eligible Surrender is a surrender, including a surrender applied to effect an annuity under Section 4(i), "Election of Annuity Option", where such surrender is (1) made on account of a Qualifying Event and (2) payable directly to the Participant, or, if applicable, to the Participant's beneficiary. For purposes of this Contract, the term `Qualifying Event" shall mean: (i) the death of the Participant, (ii) financial hardship, as defined in the Plan, or (iii) the Participant's severance from employment. An amount surrendered for transfer to the Plan funding vehicle of another investment provider for the Plan shall not be considered payable directly to the Participant and shall not constitute an Eligible Surrender under this Contract.

(c) The Contingent Deferred Sales Charges shall not apply to a transfer of Contract values from this Contract to a Related Participant Directed Account Option.

(d) The Contract Owner acknowledges and agrees that the Contingent Deferred Sales Charge may apply to any termination of the Contract by the Contract Owner, [prior to the expiration of the stated Contract Term], regardless of whether the Contingent Deferred Sales Charge is otherwise waived for distributions as a result of experience rating.]

[DEDUCTION FOR MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGES

For providing administrative services and for assuming the mortality and expense risk under this Contract, we deduct a daily charge at an annual rate against all Contract values in the Separate Accounts during the life of the Contract as follows:

During the Accumulation Period, the annualized rate of the deduction for such risks and charges has initially been set at[[xx%] of the average daily net assets of the Group A Investment Options, [xx%] of the average daily net assets of the Group B Investment Options; and [xx%] of the average daily net assets of the Group C Investment Options. During the Annuity Period, the annualized rate of the deduction for such risks and charges has initially been set at [xx%] of the average daily net assets of the Group A Investment Options; [xx%] of the average daily net assets of the Group B Investment Options; and, [xx%] of the average daily net assets of the Group C Investment Options.] These deductions may be decreased by the Company, in its sole discretion and may be increased by the Company upon 90 days advance written notice to the Contract Owner, and subject to a maximum deduction of 2.00% per year from the average daily net assets of each Investment Option under [Separate Account Eleven] included in this Contract. Deductions applicable to each Investment Option under [Separate Account Eleven] included in this Contract may increase or decrease based on the amount of assets held [in such Investment Option] under this Contract.]

[If directed by the Contract Owner, the Company may agree to, but is not required to, bill all or any portion of such Mortality and Expense and Administrative Charges in lieu of the annualized rate of deduction as specified above. Such annualized rate of deduction shall be [adjusted] in an amount which is equivalent to the portion being billed.]


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[The following table demonstrates the annualized rates of deduction for assuming the mortality and expense and administrative charges to be applied at the attainment of certain aggregate plan asset levels maintained under this Contract. The specified annualized rates of deduction will be effective on the [Restatement Effective Date], or as soon as administratively feasible thereafter.]

-----------------------------------------------------------------------------------------------
 [
                                                 ANNUALIZED RATES OF DEDUCTION

-----------------------------------------------------------------------------------------------
                                GROUP A INVESTMENT    GROUP B INVESTMENT   GROUP C INVESTMENT
                                OPTIONS               OPTIONS              OPTIONS
-----------------------------------------------------------------------------------------------

FOR ASSETS IN THE
ACCUMULATION PERIOD:            %                     %                    %
-----------------------------------------------------------------------------------------------

FOR ASSETS IN THE
ANNUITY PERIOD:                 %                     %                    %                ]
-----------------------------------------------------------------------------------------------

[The Company will determine eligibility for the illustrated annual rates of deduction based on the aggregate asset level maintained under this Contract on the last day of each [calendar quarter], each such day a "Test Date". To be eligible for a specified annual rate of deduction, the aggregate asset level maintained under this Contract must exceed the applicable required asset level on [two] [successive] Test Dates. A reduction in the annual rate of deduction will require a conversion period following the determination of eligibility. The conversion period will generally not exceed [three months] from determination of eligibility, depending on Contract Owner cooperation during the conversion period.

If the aggregate asset level maintained under this Contract falls below any of the specified dollar amounts, the Company reserves the right to modify the annualized rate of deduction in accordance with the schedule shown above and/or the initial rates set forth in the first paragraph of this section.]

[ANNUAL MAINTENANCE FEE

The Annual Maintenance Fee is thirty dollars ($30.00). One-quarter (1/4) of the Annual Maintenance Fee shall be deducted from the value of each Participant's Account on the last business day of each calendar quarter. A person who becomes a Participant on any day during the calendar quarter will be assessed one quarter (1/4) of the Annual Maintenance Fee attributable to that calendar quarter. If a Participant surrenders the value of their Participant's Account in full at any time before the last business day of the calendar quarter, we will deduct one-quarter (1/4) of the Annual Maintenance Fee from the proceeds of the surrender. The Annual Maintenance Fee is not deducted during the Annuity Period under the Contract. We deduct the Annual Maintenance Fee on a pro rata basis from the value of the Sub-Accounts chosen with respect to a Participant Account.]

[TRANSFER FEE

Transfers among the available investment alternatives provided under this Contract, may be subject to a fee of [five dollars ($5.00)]. We reserve the right to deduct such transfer fee which shall be deducted from the Sub-Account or the General Account in which the Participant's Account is invested and from which the transfer is being made.]


                                       5
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                                TABLE OF CONTENTS

                                                                     Starting on
[Section                                                                 Page

             Contract Specifications

             Table of Contents

     1       Definitions of Certain Terms

     2       Contribution Provisions

     3       Withdrawal Provisions

     4       Annuity Provisions

     5       Death of Participant or Beneficiary

     6       Valuation Provisions

     7       General Account Liquidity Provisions

     8       Contract Control Provisions

     9       General Provisions

    10       Contract Discontinuance

Rider(s)
Endorsement(s)
Administrative Notice]


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SECTION 1 - DEFINITIONS OF CERTAIN TERMS

Accumulation Period - The period under this Contract prior to the Annuity Commencement Date.

[Accumulation Unit - An accounting unit of measure used to calculate the Separate Account values during the Accumulation Period. The value of an Accumulation is determined by one of two methodologies as described in [Section 6]].

Active Life Fund - A term used to describe the sum of the value of all Participants' Accounts during the Accumulation Period.

Active Provider - Any Active Provider of investment and administrative services for the Plan.

Administrative Notice - A formal written notice issued by the Company which is used to clarify or modify certain provisions of the Contract and which will be attached to and form part of this Contract.

Annuitant - The individual whose life shall serve as the measuring life for purposes of annuity payments under this Contract.

Annuity Commencement Date - The date as of which annuity payments to a Participant are to begin as described under Annuity Provisions in this Contract.

Annuity Period - The period in the Contract, following the Accumulation Period, during which annuity payments are made.

[Annuity Unit - An accounting unit of measure in the Separate Account used to calculate the amount of variable annuity payments.]

Beneficiary - The term "Beneficiary" has such meaning as set forth in the applicable Rider.

Benefit - The term "Benefit" has such meaning as set forth in the applicable Rider.

Code - The Internal Revenue Code of 1986, as amended, or any successor thereto, along with the rulings and regulations issued thereunder.

Company - Hartford Life Insurance Company.

Contract - The term "Contract" means group annuity contract [GCXXXX] issued by the Company to the Contract Owner, including any Riders and/or attachments hereto.

[Contract Year - A period of 12 months commencing with the effective date of this Contract or with any contract anniversary.]

[Contract Term - The Contract Term will commence on the Effective Date of the Contract and end on [December 31, 2006.]]

Contract Owner - The Contract Owner means the entity or person identified under the Contract Specifications section of this Contract.

Contribution - The term "Contribution" means the amount of payment made to the Company by the Contract Owner to fund the Plan as described herein.


                                       7
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[Date of Coverage - The date on which a Participant's account balance under the
Plan is first invested in the [General Account and/or Separate Account.]

Due Proof of Death - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to the Company.

Employer - The term "Employer" means [The ABC Company, Inc].

[Exclusive Provider - The sole provider of investment and administrative services for the Plan.]

Fund - The underlying investment(s) to which Contributions may be allocated under a Separate Account.

[General Account - All assets of the Company other than those in the Separate Accounts, or in any other separate investment account established by the Company.]

Good Order - An authorized Participant or Contract Owner instruction to the Company that is given with such clarity and completeness that the Company is not required to exercise any discretion, utilizing such forms as the Company may require.

Minimum Death Benefit - The minimum amount payable upon the death of a Participant prior to age 65 and before Annuity payments have commenced.

[Net Asset Value Per Share - The value per share of any applicable Fund for each Sub-Account on any Valuation Day. This amount will never be less than that required by the Securities and Exchange Commission.]

Participant - The term "Participant" means any individual whose account balance under the Plan is currently invested in whole or in part in the Contract.

Participant's Account - The portion of a Participant's account balance under the Plan that is invested in the [General Account and/or Separate Account.]


Participant's Contract Year - A period of twelve (12) months commencing with the Participant's Date of Coverage under this Contract and each successive twelve
(12) month period thereafter.

Plan - The term "Plan" means a plan established by the Employer that is funded by this Contract which satisfies the Section of the Code set forth in the applicable Rider.

Premium Tax - The tax or amount of tax, if any, charged by a state or municipality on premiums or contract value.

[Related Contract - any Plan funding vehicle identified by the Contract Owner in writing and accepted by the Company for the purpose of calculating or determining certain charges, services and/or benefits in connection with this Contract, as directed by the Contract Owner and agreed to by the Company.]

[Related Participant Directed Account Option - Any Participant directed investment account under the Plan that is identified by the Contract Owner and accepted by the Company for the purpose of Participant directed transfers of amounts from the Contract for investment outside of the Contract.]

Rider - The term "Rider" means that part of the Contract that describes the [Qualified 403(b) Annuity].


                                       8
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[Separate Account - Each Separate Account of the Company (identified under the
Contract Specifications section of this contract) under which income, gains and losses, whether or not realized, from assets allocated to such account are, in accordance with the contracts issued with respect thereto, credited to or charged against such Separate Account without regard to the other income, gains, or losses of the Company.

[Sub-Account - The accounts established within a Separate Account with respect to a Fund.]

[Valuation Day - Every day the New York Stock Exchange is open for trading. The value of a Separate Account is determined as of the close of the New York Stock Exchange ( generally 4:00 p.m. Eastern Time) on such days.]

[Valuation Period - The period between successive Valuation Days.]

SECTION [2]- CONTRIBUTION PROVISIONS

(a)    CONTRIBUTIONS

       During each Contract Year, the Contract Owner will remit to the Company all Contributions to be invested in the [General Account and/or Separate Account]. Such Contributions will be applied by the Company to the [General Account and/or the Separate Account for Accumulation Units in the Separate Account] in accordance with the Valuation Provisions and the instructions of the Contract Owner or, with the consent of the Contract Owner, the instructions of the Participant. The minimum Contribution which may be made at any time on behalf of any Participant is [$30], except where the Plan requires a lesser amount which in any event may not be less than [$10.]

       If an application or any other necessary information (collectively, "application") is incomplete when received, the initial Contribution will be applied not later than [two business days] after the application is made complete. However, if an incomplete "application" is not made complete within [five business days] of its initial receipt, the Contribution will be returned unless the Contract Owner has been informed of the delay and has requested that the Contribution not be returned.

(b)    ALLOCATION OF CONTRIBUTIONS DURING THE ACCUMULATION PERIOD

       The Contract Owner, or the Participant, if applicable, shall specify that portion of a contribution on behalf of a Participant to be allocated [to the General Account and/or to each Sub-Account of a Separate Account] in multiples of [1%]. [The minimum amount that may be allocated to any account to which a portion of the contribution is to be allocated is [1%] of such contribution provided the dollar amount is not less than [$10.00.]] Such allocation may be changed by written notice submitted to the Company with each contribution by the Contract Owner.

(c) TRANSFER OR RE-ALLOCATION OF CONTRACT VALUES WITHIN THE CONTRACT[/RELATED CONTRACTS]

       With respect to a Participant's Account, the Contract Owner, or the Participant, if applicable, may transfer monies between accounts under this Contract during the Accumulation Period, subject to the provisions of this [Section 2(c)]. Such transfers to be affected on the Valuation Date must be in Good Order. [If elected by the Contract Owner and agreed to by the Company, such transfers may also be made between accounts under this Contract and a Related Participant Directed Account Option.]


                                       9
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       [Separate Account values may be re-allocated between Sub-Accounts within the Separate Account(s) or, if applicable, between sub-accounts within separate accounts under a Related Contract and transferred to the General Account at any time.]

       [General Account values may be transferred to one or more Sub-Accounts within the Separate Accounts or, if applicable, to one or more sub-accounts within a separate account under a Related Contract except that the Company may limit the sum of any such transfers for a Participant's Account in any Participant's Contract Year to [one sixth (1/6th)] of the General Account value of such Participant's Account as of the end of the preceding Participant's Contract Year.]

       [In addition, a transfer of contract values within the Contract or, if applicable, between this Contract and a Related Contract shall be subject to the following restrictions:

           Transfers of assets presently held in the General Account, or which were held in the General Account at any time during the preceding three month period, to a Competing Fund are prohibited. Similarly, transfers of assets presently held in a Competing Fund, or which were held in a Competing Fund or the General Account during the preceding three months, to the General Account are prohibited. Competing Fund(s) are described under Contract Specifications If applicable, Competing Fund(s) shall also include any investment options under a Related Contract, as determined by the Company in its sole discretion.]

[(d)     SUB-ACCOUNT TRANSFER RESTRICTIONS

         The Contract Owner or Participant may transfer Contract Values held in the Sub-Accounts into other Sub-Accounts. The Company reserves the right to limit the number of transfers to no more than [12] per Contract Year with no two transfers being made on consecutive Valuation Days.

         The right to make transfers between Sub-Accounts is subject to modification if the Company determines that exercising that right by one or more Participants or Contract Owners is, or would be, to the disadvantage of other Participants or Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:

                  (i) [the requirement of a minimum time period between each transfer

                  (ii) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Participants or Contract Owner, or

                  (iii) limiting the dollar amount that may be transferred between the Sub-Accounts by a Participant or Contract Owner at any one time.]

         Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Participants or Contract Owners.

         None of these restrictions will be applicable to Sub-Account transfers made under a dollar cost averaging program or other systematic transfer program.

         The Company will continue to monitor transfer activity and may modify these restrictions from time to time.]


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SECTION [3 ]- WITHDRAWAL PROVISIONS

(a)      GENERAL WITHDRAWALS

         (1) The Contract Owner shall notify the Company whenever a withdrawal from the Contract is to be made. The Company shall process such withdrawal request, provided it is received in Good Order, as determined by the Company as the payment of a Benefit as defined under this Contract or any other withdrawal subject to the restrictions of this Section.

         (2) The Company agrees to make withdrawals from this Contract only as permissible under the terms of the Plan and subject to the provisions contained in this Contract and any riders attached thereto.

         (3) Withdrawals from the Contract shall not exceed the value of such Contract as of the Valuation Day of the withdrawal.

         (4) Except as provided in this [Section 3], or in the event of discontinuance of this Contract, withdrawals other than for the payment of Benefits shall not be permitted.

(b)      FORM

         Withdrawals shall be in one or a combination of the following forms:

         (1)      an annuity as described in the Annuity Provisions [Section 4];

         (2)      a single sum cash payment; or

         [(3) if the Code so provides, a transfer to an eligible retirement plan as defined in [Section 402(c) of the Code] that will accept such amount.]

[(c)     WITHDRAWAL VALUE

         With the exception of annuity payments, the value of a withdrawal for any day is the amount of the withdrawal so requested on that Valuation Day, less:

         (1)      any applicable Premium Taxes not previously deducted; and

         (2) any applicable Contingent Deferred Sales Charges or Annual Maintenance Fee as set forth under the Contract.]

[(d)   PAYMENT OF WITHDRAWAL

       When all or any part of a withdrawal is to be made from amounts invested in a Separate Account, payment will be made within seven (7) days following the day the request is received in Good Order by the Company, except as the Company may be permitted to defer payment under the applicable federal law.]

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SECTION [4] - ANNUITY PROVISIONS

(a)    ANNUITY RIGHTS

       "Annuity Rights" shall be provided under the Contract entitling the Contract Owner to have annuity payments made at the rates derived from the assumptions set forth in this Contract. Such rates will be made applicable to all amounts held in the Participant's Account during the Accumulation Period.

(b)    ELECTION OF ANNUITY OPTION

       The Annuity Commencement Date may be the first day of any month before or including the month of a Participant's [90th] birthday, or such earlier date as applicable laws shall prescribe, but in the absence of a written election to the contrary, the Annuity Commencement Date shall be the first day of the month coincident with or next following the Participant's [90th] birthday.

       Provision is made for [both variable and fixed dollar] annuity payments. The Contract Owner may elect to have the Withdrawal Value of the Participant's Account applied on the Annuity Commencement Date under one of the annuity options described in [Section 4(g)], but in the absence of such election, the Withdrawal Value of the Participant's Account will be applied, on the Annuity Commencement Date, under the Second Option in [Section 4(g)], to provide a life annuity with 120 monthly payments certain. [The Withdrawal Value of the Participant's Account for that portion invested in a Separate Account is determined on the basis of the value of such account as of the fifth Valuation Day preceding the Annuity Commencement Date, less any Premium Tax not previously deducted.]

       [If elected by the Contract Owner, and agreed to by the Company, participant account values under a Related Contract may be transferred to this Contract for the purpose of effecting an annuity under one of the annuity options described below.]

       Election of any of these options, including any election for an earlier Annuity Commencement Date, must be made by notice in writing to the Office of the Company in Hartford, Connecticut at least [30 days] prior to the date such election is to become effective.

(c)    DATE OF PAYMENT

       The first payment under any option shall be made on the first day of the next following calendar month, upon receipt of claim for settlement or on any other specified date, and subsequent payments shall be made periodically in accordance with the manner of payment elected on the first business day of the month in which a payment is due.

(d)    TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

       An Annuity effected under this Contract is irrevocable and may not be surrendered after the commencement of annuity payments.

(e)    ALLOCATION OF ANNUITY

       At the time election of one of the annuity options is made, the Contract Owner may further elect to have the Withdrawal Value of the Participant's Account applied to provide [a fixed dollar annuity, a variable annuity, or a combination of both]. The election of an annuity payment option by a Participant may not result in a first payment that is less than [$20.00]. If at any time Annuity

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       payments are to become less than [$20.00], the Company has the right to change the frequency of payment to intervals that will result in payments of at least [$20.00]. In the event a variable annuity option is elected and in the event that the portion of an Annuity payment which is based upon each investment allocation is less than [$10.00], the Company has the right to change the frequency of payment to intervals that will result in payments from such investment allocation of at least [$10.00].

       [Fixed Dollar Annuity - A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period.

       Variable Annuity - A variable annuity is an annuity with payments decreasing or increasing in amount in accordance with the net investment result of the Sub-Account or Sub-Accounts in the Separate Account as described in "Valuation Provisions" at Section [6]. After the first monthly payment for a variable annuity has been determined in accordance with the provisions of this Contract, a number of Annuity Units is determined by dividing that first monthly payment by the appropriate Annuity Unit value on the effective date of the annuity payments. Once variable annuity payments have begun, the number of Annuity Units remains fixed. The method of calculating the Annuity Unit value is described under Section [6], Valuation Provisions.

       The dollar amount of the second and subsequent variable annuity payments is not predetermined and may decrease or increase from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Annuity Units by the appropriate Annuity Unit value for each Sub-Account as described in the "Valuation Provisions", for the fifth business day preceding the date the annuity payment is due.]

[(f)   MORTALITY AND EXPENSE RISK

       The Company guarantees that the dollar amount of variable annuity payments will not be adversely affected by variations in the actual expenses incurred in providing and administering this Contract, or in the actual mortality experience of payees from the mortality assumption, including any age adjustments, used in determining the first monthly payment.]

[(g)   ANNUITY OPTIONS

       [FIRST OPTION - Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.]

       [SECOND OPTION - Life or Joint Life and Last Survivor Annuity with 120, 180 or 240 Monthly Payments Certain - An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant, or Joint Annuitants, as applicable, shall live.]

       [THIRD OPTION - Unit Refund Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant, provided that, at the death of the Annuitant, the beneficiary will receive an additional payment of the then dollar value of the number of Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit value at the effective date of annuity payments and (b) is the number of Annuity Units represented by each payment multiplied by the number of payments made.]

       [FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.]

       [FIFTH OPTION- Payments for a Designated Period - An amount payable monthly for the number of years selected which may be from 5 to 30 years.]]

       Any other payment options mutually agreed upon by the Company and the Contract Owner.

       [Under any of the annuity options above, except the Fifth Option when paid on a variable basis, no surrenders are permitted once payments commence. Surrenders out of the Fifth Option will be subject to any applicable Contingent Deferred Sales Charge.]

[(h)] ANNUITY RATES

The rates applicable to the purchase of the immediate annuity options described above will be based on the following assumptions:

     [Mortality:  1983 Table a for Individual Annuity Mortality projected forward to the annuity commencement
                  date using Projection Scale G.

     Interest:    3.00%]

SECTION [5]- DEATH OF PARTICIPANT OR BENEFICIARY

(1) Death during the Accumulation Period. In the event a Participant dies before his or her Annuity Commencement Date, a death benefit will be payable to the Beneficiary in an amount described in (A), (B) or (C) below, as applicable:

         (A) Death on or after age 65. If the Participant died on or after attaining age 65, the amount of the death benefit is the Withdrawal Value of the Participant's Account under this Contract as of the date Due Proof of Death and a claim for payment are received in Good Order at the Administrative Offices of the Company.

         (B) Death prior age 65. If the Participant died prior to attaining age 65, the amount of the death benefit is the Minimum Death Benefit which is the greater of (i) the Withdrawal Value of the Participant's Account under this Contract as of the date Due Proof of Death and a claim for payment are received in Good Order at the Administrative Offices of the Company, or
                  (ii) 100% of the Contributions made to this Contract on behalf of that Participant, reduced by the dollar amount of any partial surrenders not repaid.

         [(C) Related Contracts. If requested by the Contract Owner and agreed to by the Company, the Minimum Death Benefit described at (B) above will be determined by reference to the greater of
                  (i) the Withdrawal Value of the Participant's Account under this Contract plus the termination value of any account(s) of the Participant under any Related Contract(s), as of the date Due Proof of Death and a claim for payment are received in Good Order at the Administrative Offices of the Company, or
                  (ii) 100% of the Contributions made on behalf of that Participant under this Contract and any Related Contract(s), reduced by the dollar amount of any partial surrenders from such contracts, not repaid. The amount of any death benefit payable by reason of this paragraph (C) shall be offset by amounts payable under any Related Contract.]

(2) The death benefit may be taken in one sum [or under any of the settlement options available in the Company's variable annuities then being issued] and will be paid to the Beneficiary. [Notwithstanding the foregoing, or any provision of this Section [5], payment of any account value held under a Related Contract shall be made from such Related Contract, except to the extent such amount, or portion thereof, is transferred to this Contract, with the consent of the Company, for the purpose of effecting one of the available settlement options under this Contract.]

[(3) When payment is taken in one sum, a variable payment will be made within 7 days after the date Due Proof of Death and a claim for payment are received in Good Order by the Company.]

[(4) Death during the Annuity Period. In the event of the death of the Annuitant while receiving annuity payments, the present values of the current dollar amount on the date of death of any remaining guaranteed number of payments, will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by the Company. In the case of the Separate Account, calculations for such present value of the guaranteed number of payments remaining will be based on assumed net investment rate of [4%] per annum. In the case of the General Account the net investment rate assumed will be the rate that is used by the Company to determine the amount of each certain payment. The Annuity Unit value on the date of receipt of due proof of death shall be used for the purpose of determining such present value.]

SECTION [6] - VALUATION PROVISIONS

(a)    NET CONTRIBUTIONS

       The net contribution to the Contract is equal to the total Contributions made to the Contract [less any applicable Premium Taxes.]

       The net contribution for the [General Account or Separate Account] (determined in accordance with the account allocation percentages elected) is applied to provide [General Account values or Separate Account Accumulation Units]. The number of Accumulation Units credited to each variable account is determined by dividing the net contribution for that account by the dollar value of one Accumulation Unit next computed after the receipt of the contribution by the Company.

       [The number of Accumulation Units so determined will not be affected by any subsequent change in the value of Accumulation Units. The Accumulation Unit value in the Separate Account may decrease or increase from day to day as specified below.]

[NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, [METHOD ONE] FOR VALUATION OF SUB-ACCOUNT ASSETS WILL NOT BE APPLICABLE TO THIS CONTRACT.]

[METHOD ONE FOR VALUATION OF SUB-ACCOUNT ASSETS

(b)    NET INVESTMENT RATE AND NET INVESTMENT FACTOR

       The General Account net investment rate applicable to this Contract for any day is guaranteed to be at least the rate shown under the Contract Specifications section of this Contract.

       The net investment rate for each sub-Account in each of the Separate Accounts for any day is equal to the gross investment rate for each Sub-Account in the Separate Accounts expressed in decimal form to at least six (6) decimal places, less applicable deductions by the Company for the expense and mortality and administrative undertakings as set forth under the Contract Specifications section of this Contract. The gross investment rate for a Sub-Account is (a) its investment income for the

       Valuation Day plus its capital gains and minus its capital losses, whether realized or unrealized, and less a deduction for any applicable taxes arising from the income and the realized and unrealized capital gains attributable to that Sub-Account, divided by (b) the value of that Sub-Account on the previous Valuation Day.

       The net investment factor for each Sub-Account is the sum of 1.000000 plus the net investment rate for that account.]

[(c)   DISTRIBUTED EARNINGS

       For the Sub-Accounts as specified in the Contract Specification section of this Contract, distributed earnings, will be credited to Contract Owners by increasing the value of units of interest held under this Contact.]

[(d)   SEGREGATION OF SEPARATE ACCOUNT ASSETS

       That portion of the assets of each Separate Account equal to the reserves and other Contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct. The assets of each Separate Account are segregated from all other assets of the Company and are subject only to the claims of contracts participating in such Separate Accounts.]

[(e)   ANNUITY UNIT VALUES DURING THE ANNUITY PERIOD

       The value of an Annuity Unit for each Sub-Account in a Separate Account was set at an initial fixed value on the date the Sub-Account was initially established and for any day thereafter is determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding day by the product of (a) 0.999892 and (b) the net investment factor for that Sub-Account of the Separate Account for the day for which the annuity value is being calculated.]

[(f)   ACCUMULATION UNIT VALUE

       The value of an Accumulation Unit for each Sub-Account of a Separate Account was set at an initial fixed value on the date the Sub-Account was initially established. The value of the respective Accumulation Units for any subsequent day is determined by multiplying the Accumulation Unit value for the preceding day by the net investment factor for that Sub-Account for the current day.]

[(g)   MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGES UNDER METHOD ONE

       The Mortality and Expense Risk and Administrative Charge is deducted daily. It is assessed as a percentage of the net asset value of each Fund when Accumulation Unit or Annuity Unit values are determined each day.]

[METHOD TWO FOR VALUATION OF SUB-ACCOUNT ASSETS

(h)    ACCUMULATION UNIT VALUE

       For the Sub-Accounts as specified in the Contract Specification Section of this Contract, the value of an Accumulation Unit for each of the Sub-Accounts is equal to the "net asset value per share" of the corresponding Fund for each Sub-Account at the end of the Valuation Period as calculated by the Fund in accordance with its prospectus.]

[(i) DISTRIBUTED EARNINGS

       For the Sub-Accounts as specified in the Contract Specification section of this Contract, distributed earnings, which commonly include dividends and capital gains, with respect to the underlying Funds, will be reinvested in the Fund which distributed the dividends or capital gains, and credited to the Contract Owners by adjusting the number of Accumulation Units held under this Contract.

       The number of Accumulation Units so determined will not be affected by any subsequent change in the value of Accumulation Units. The Accumulation Unit value in the Separate Account may decrease or increase from day to day as specified in this Section.]

[(j)   SEGREGATION OF SEPARATE ACCOUNT ASSETS

       That portion of the assets of each Separate Account equal to the reserves and other Contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct. The assets of each Separate Account are segregated from all other assets of the Company and are subject only to the claims of contracts participating in such Separate Accounts.]

[(k)   ANNUITY UNIT VALUES DURING THE ANNUITY PERIOD

       The value of an Annuity Unit for each Sub-Account in a Separate Account was set at an initial fixed value on the date the Sub-Account was initially established and for any day thereafter is determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding day by the product of (a) 0.999892 and (b) the net investment factor for that Sub-Account of the Separate Account for the day for which the annuity value is being calculated.]

[(l)   MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGES UNDER METHOD TWO

       The Method Two charge is calculated for the calendar quarter based on the "average daily assets" in each of the applicable variable investment options. "Average daily assets" during the quarter is based on a calculation of ending daily balances in the investment option [excluding the General (Declared Rate) Account] for each day there was a balance during the quarter. The charge is aggregated at the account level and is deducted on the last day of the quarter by redeeming the corresponding shares/units proportionately from the investment options actually held at the end of the quarter. If all assets are transferred or withdrawn from the variable investment options, the appropriate proportion of the Deduction for Mortality and Expense Risk and Administrative Charges (and any other applicable fees) will be first deducted from the General (Declared Rate) Account or deducted before assets are distributed.]

SECTION [7] - GENERAL ACCOUNT LIQUIDITY PROVISIONS

Prior to the Date of Discontinuance as defined in the Contract Discontinuance provisions in Section [10], a request for a partial surrender or transfer of General Account values in the Active Life Fund may be made at any time; provided, however, any and all such requests shall be subject to the restrictions set forth at Section [2(c)] and the Liquidity Restrictions set forth in paragraphs (a) and (b) of this Section [7].

(a) Notwithstanding any Benefits which may be payable under the terms of the Plan, the Contract Owner - specifically agrees that the Company has the absolute right to deny any request for any surrender or transfer of General Account values in the Active Life Fund, when the sum of all requests for surrenders and transfers of such General Account values in any Contract Year exceeds [one sixth (1/6)] of the General Account values held in the Active Life Fund at the end of the immediately preceding Contract Year. The Company reserves the right to defer any request for a surrender or transfer in excess of the one sixth (1/6) limit until the next Contract Year. Any surrender or transfer request that is deferred to a later Contract Year shall be counted towards, and shall be subject to, the [one sixth (1/6)] limit applicable to the Contract Year to which such surrender or transfer is deferred.

(b) Unless the Contract Owner gives the Company written direction otherwise, deferred surrenders and transfers shall be made in the order originally received.

SECTION [8]- CONTRACT CONTROL PROVISIONS

(a)    OWNER

       The Contract Owner has the power to exercise all the rights, privileges and options granted by this Contract or permitted by the Company and to agree with the Company to any change in or amendment to the Contract. Such power shall be exercised in a manner consistent with the written plan adopted by the Contract Owner. The assets and income of this Contract may not be used for or diverted to purposes other than those as permitted under the Code. The preceding sentence does not limit the Company's exercise of the rights granted to the Company by this Contract, including the right to deduct and retain amounts specified in the Contract.

(b)    ASSIGNMENT

       Amounts held under the Contract are nontransferable and cannot be sold, assigned, or pledged as security, for a loan or for any other purpose to any person other than the Company, except as permitted under the Code and the terms of this Contract.

SECTION [9]- GENERAL PROVISIONS

(a)    THE CONTRACT

       This Contract, the attached Rider(s), the application and the Administrative Notice for the Contract which is attached hereto when issued to the Contract Owner, constitute the entire Contract. All statements in the application shall, in the absence of fraud, be deemed representations and not warranties. No statement shall void this contract or be used in defense of a claim under it unless contained in the written application for this Contract. Contract Years, months and anniversaries shall be computed from the effective date of this Contract. To the extent that any provision of this Contract conflicts with the Plan, the provisions of the Contract shall govern.

(b)    MODIFICATION OF THE CONTRACT

       This Contract may be modified at any time by written agreement between the Contract Owner and the Company. In addition, this Contract may be modified at any time by the Company to comply with applicable law. No modification may operate in a manner inconsistent with the Contract Control Provisions of this Contract. No modification will affect the amount or term of any annuities begun prior to the effective date of the modification, unless it is required to conform this Contract to, or give the Contract Owner the benefit of, any federal or state statutes or any rule or regulation of the United States Treasury Department.

       On and after the [fifth] Contract Anniversary, the Company may modify any or all of the terms of this Contract upon [90]days' advance written notice of such change to the Contract Owner. Notwithstanding any such changes, the annuity tables, guaranteed interest rates and Contingent

       Deferred Sales Charges which apply on the Date of Coverage of a Participant's Account will continue to apply to all [Contributions] made to such Participant's Account.

       The Company may also modify this Contract in any manner it deems necessary or appropriate to satisfy the requirements of any law or regulation applicable to it.

       Any modification of this Contract requires the signature of the President, a Vice President, a Secretary, or an Assistant Secretary of the Company.

(c)    SUSPENSION OF THE CONTRACT

       The Contract Owner may suspend this Contract upon [ninety (90)] days advance written notice to the Company at its Office in Hartford, Connecticut (or at any other address the Company may specify). [The Contract will be suspended automatically on a Contract Anniversary if the Contract Owner fails to assent to any modifications, as described under Modification of the Contract, above, which would have been effective on or before that Contract Anniversary.] Suspension of the contract will not affect payments to be made by the Company under an Annuity that commenced prior to the date of suspension.

(d)    NON-PARTICIPATING

       This Contract does not share in the surplus earnings of the Company.

(e)    MISSTATEMENT OF AGE

       [If the age of an Annuitant has been misstated, the amount of the annuity payable by the Company shall be that provided by the values under this Contract allocated to effect such annuity on the basis of the corrected information, without changing the date of the first payment of such annuity.]

       Any underpayments by the Company shall be made up immediately and any overpayments shall be charged against future amounts becoming payable.

(f)    REPORTS TO THE CONTRACT OWNER

       The Company will, [shortly following the end of each calendar year], transmit to each Contract Owner a written statement of account showing the total value of [General Account and Separate Account] interests held under this Contract.

[(g)   VOTING RIGHTS

       The Company shall cause the Contract Owner to be advised, in a timely manner, of any Fund shareholders' meetings at which the Fund shares held for the Contract Owner may be voted and shall also cause proxy materials and a form of instruction by means of which the Contract Owner can instruct the Company with respect to the voting of the Fund shares held for the Contract Owner's Account to be sent to the Contract Owner. In connection with the voting of Fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from the Contract Owner. The Company, as such, shall have no right, except as herein provided, to vote any Fund shares held by it hereunder which may be registered in its name or the names of its nominees.

       The Company will vote the Fund shares held by it under this Contract in accordance with the instructions received from the Contract Owner. If the Contract Owner desires to attend any meeting at which the Fund shares held for the Contract Owner's benefit may be voted, the Contract Owner may request that the Company furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Contract Owner's account. In the event that the Contract Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of each Fund in the same proportion as shares of that Fund held in the same Separate Account for which instructions have been received.]

[(h)]  PROOF OF SURVIVAL

       The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

[(i)]  INFORMATION FROM THE CONTRACT OWNER

       The Contract Owner will furnish any information which the Company may reasonably require in order to administer this Contract. [If the Contract Owner cannot furnish any required item of information, the Company may request the person concerned to furnish the information. The Company will not be liable for the fulfillment of any obligations under this Contract which is dependent upon that information unless and until it receives such information in a form satisfactory to it.]

[(j)]  INDIVIDUAL CERTIFICATES

       The Company will issue an individual certificate to each Participant for whom an annuity is effected under this Contract. If the state of jurisdiction in which this Contract is issued so requires, the Company will also issue a certificate to each Participant for whom Contributions are being made to this Contract and for whom an annuity has not yet been effected. A certificate will evidence the Contributions being made to this Contract and describe the Participant's or Annuitant's rights and duties under this Contract.

[(k)]  EXPERIENCE CREDITS

       The Company may apply experience credits under this Contract based on investment, administrative, mortality or other factors. Experience credits may be applied, either prospectively or retrospectively, [as a reduction in the deduction for mortality, expense risk and administrative undertakings, a reduction in the amount of the Annual Maintenance Fee, a reduction in the amount of the Transfer Fee, a reduction in the term or amount of any applicable contingent deferred sales charges, an increase in the rate of interest credited under the Contract, or any combination of the foregoing]. The Company may apply and allocate experience credits in such manner as the Company deems appropriate for the class of contracts to which this Contract belongs within the state of issue. Any such credit will be computed for the contracts of the same class in accordance with the Company's administrative practice consistently applied. Experience Credits may be discontinued in the event of a change in applicable factors.

[(l)]  PAYMENTS FOR PLAN RELATED EXPENSES

       If directed by the Contract Owner and agreed to by the Company, the Company may deduct amounts from the assets under this Contract and/or under a Related Contract to pay certain administrative expenses or other Plan related expenses including, but not limited to, fees to consultants, auditors and other Plan service providers. Such amounts may be deducted under this Contract and/or under a Related Contract and paid to the Contract Owner or paid as directed by the Contract Owner. With the Company's consent, amounts deducted pursuant to this Section may be included as an adjustment to [the charge for administrative undertakings deducted from a Separate Account or as an adjustment to the rate of interest credited to the General Account.]

[(m)]  PLAN CHANGES

       The Contract Owner will furnish the Company a copy of the Plan if any, which is funded by this Contract. While this Contract remains in-force, the Contract Owner will also furnish a copy of each amendment to such Plan. The terms of the Plan in effect on the Effective Date of this Contract apply to this Contract. Plan amendments received by the Company will also apply to this Contract unless the Company notifies the Contract Owner otherwise within [ninety (90)] days following its receipt of the Plan amendment.

[(n)]  GOVERNING LAW

       This Contract will be governed by and construed in accordance with the laws of the Contract Jurisdiction set forth on page 2 of this Contract.

[(o)]  NONWAIVER

       The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time, nor shall it constitute a waiver of any other provisions of the Contract .

SECTION [10] - CONTRACT DISCONTINUANCE

The Contract may be discontinued in accordance with the applicable Rider.

                                                            [Hartford Life Logo]

                          GROUP ANNUITY CONTRACT RIDER
                                       FOR
                             SECTION 457(f) ANNUITY

This Rider shall be issued as a part of Group Annuity Contract form [HL-15420] to which it is attached to fund a Plan that satisfies the provisions of Section 457(f) of the Code. The conditions and provisions of the Group Annuity Contract continue to apply except as amended herein.

THE FOLLOWING TERMS SET FORTH IN THE DEFINITIONS OF CERTAIN TERMS SECTION OF THE CONTRACT SHALL READ AS FOLLOWS:

BENEFICIARY - The Beneficiary is the person to whom any death benefit from the Contract on behalf of a Participant is payable in the event of the Participant's death. The Beneficiary is designated by (and may be changed by) the Participant, subject to any rules established by the Contract Owner or the Company. If no designated beneficiary remains living at a Participant's death, the Participant's estate is the Beneficiary.

BENEFIT- Any payment to which a Participant becomes entitled under the terms of the Plan as in effect on the Effective Date or as subsequently amended and accepted by the Company.

THE FOLLOWING SUB-SECTIONS SHALL BE ADDED TO SECTION [(2)] OF THE CONTRACT:

[SURRENDER CHARGE OFFSET. An individual who is eligible to be a Participant and who is properly enrolled under this Contract may elect to transfer an amount to the Contract from the contract of another carrier under the Plan. Such transferred amount shall first be transferred to the General Account of the Company and may be reallocated within the Contract by the Contract Owner or the Participant as permitted by the Contract.

The Company will credit the transferred amount with a surrender charge offset, imposed upon withdrawal from the prior investment vehicle in an amount up to [7.00%] percent of the value of the transferred amount determined as of the date of transfer (hereinafter the "Surrender Charge Offset"); provided, however, the Participant shall not be eligible for the Surrender Charge Offset unless, and until, the following events occur: (i) the Company receives the transferred amount, (ii) the Participant elects, on the necessary Plan and carrier administrative forms, to direct to the Contract future Contributions made on behalf of the Participant under the Plan and (iii) one or more future Contributions are received by the Company on behalf of the Participant. Such offset shall be subject to the Company's verification of charges imposed by the prior investment vehicle (carrier).]

[GROUP SURRENDER CHARGE OFFSET. The initial payment made to this Contract consists of a transfer of funds held by the Plan under an investment vehicle issued by another carrier. If by reason of such transfer, the Plan has paid, or will pay, a surrender charge, market value adjustment or other discontinuance penalty to such other carrier, the Company will reimburse the Plan for such charge, adjustment or penalty for an amount not to exceed [7.00%] of transferred assets (hereinafter the "Group Surrender Charge Offset") as a benefit under this Contract.

The Group Surrender Charge Offset will be credited to Participant accounts under the Contract as instructed by the Contract Owner. If no such instructions are received, the Group Surrender Charge Offset shall be credited to a suspense account until proper instructions for allocation of the Group Surrender Charge Offset are received by the Company.


THE FOLLOWING SUB-SECTION SHALL REPLACE SUB-SECTION [c] OF SECTION [ 9] OF THE
CONTRACT:

SUSPENSION OF THE CONTRACT. On suspension, the Company will not accept Contributions.

THE FOLLOWING SUB-SECTIONS SHALL BE ADDED TO SECTION [10] OF THE CONTRACT:

CONTRACT DISCONTINUANCE

This Contract shall be discontinued if:

(a) the Contract Owner gives written notice to the Company that the Contract is being discontinued, in which event the Date of Discontinuance shall be the later of: (i) the first business day following the date on which such notice is received by the Company at its Home Office in Hartford, Connecticut, or (ii) the business day specified in such notice; or

(b) no Contributions are made to the Contract with respect to a Contract Year and the Company gives written notice to the Contract Owner that the Date of Discontinuance will occur as of the date specified in such notice, such date not to be earlier than [thirty-one (31)] days after the date such notice is mailed by the Company; or

(c) [the Contract term is over; or the Contract term is not over, but] there is a mutual written agreement between the Company and the Contract Owner; or there has been a breach of this Contract by the Company; and or the Contract Owner gives written notice to the Company that the Contract is being discontinued, in which event the Date of Discontinuance shall be the later of: (i) the first business day following the date on which such notice is received by the Company at its Home Office in Hartford, Connecticut, or (ii) the business day specified in such notice; or

[(d) the Contract Owner or the Company provides twelve (12) months prior written notice to the other party. The Balance at Discontinuance determined in accordance with the further provisions of this section of the Rider will be paid in a lump sum on the Date of Discontinuance; or]

(d) no Contributions are made to the Contract with respect to a Contract Year and the Company gives written notice to the Contract Owner that the Date of Discontinuance will occur as of the date specified in such notice, such date not to be earlier than thirty (30) days after the date such notice is mailed by the Company; or

(e) the Contract Owner fails to make any report or provide the Company with any information otherwise required by this Contract, and does not remedy such failure within 30 days from the date the Company notifies the Contract Owner thereof; or

(f) the Contract Owner breaches the terms of the Contract or this Rider and the Company notifies the Contract Owner in writing of such breach, or

(g) the Plan or Trust, if applicable, is amended such that its provisions adversely affect, in the Company's sole determination, the Company`s obligations under this Contract, or

(h) all contracts in this class of business must be amended, changed or altered due to changes in the state or federal laws or regulations governing contracts of this type and such requirements material and adversely affect, in the Company's sole, determination, the Company's obligations under this Contract or its ability to maintain the class of business of which this Contract is a part, or

(i) the assets held, or Participants covered under the Contract are less than the amount, or number required for the Contract to be considered a Group Annuity Contract in the state in which the Contract is issued, or

(j) the Contract Owner is changed such that the organization or entity would no longer be considered an eligible sponsoring organization for this type of contract, or

(k) if at any time Contributions or balance are less than the amount required for this class of business under the Company's underwriting standards in effect as of the Contract Effective Date.

Unless otherwise stated in sub-sections (f)-(l) above, the Company or Contract Owner shall provide the other party with 30 days prior written notice of the date the Contract will be discontinued. The actual Date of Discontinuance shall be the date specified in such notice, such date not to be earlier than 30 days after the date such notice is mailed.

[DISCONTINUANCE AFTER FIVE YEARS. Notwithstanding any provision of this Contract to the contrary, after five (5) completed Contract Years, the Company shall have the right, in accordance with its existing administrative practices and procedures, to pay all contract values in the Active Life Fund, without application of Contingent Deferred Sales Charges or Market Value Adjustment under the Contract, to the Contract Owner in full, provided that the Company gives the Contract Owner ninety (90) days advance written notice, and further provided that the Company takes the same action with respect to all contracts of the same class and risk characteristics.]

EFFECT OF CONTRACT DISCONTINUANCE - On and after the Date of Discontinuance as defined in the Contract Discontinuance Provisions of this Rider, no Contributions will be payable to, or accepted by, the Company. Notwithstanding any other provision of this Contract to the contrary, after the Date of Discontinuance, Contract values in the Active Life Fund shall be paid in accordance with paragraphs (a) and (b) below:

(a)    GENERAL ACCOUNT VALUES

       The total amount of all General Account values in the Active Life Fund under the Contract shall be reduced, as of the Date of Discontinuance, by any:[

       (1)    Premium Taxes not previously deducted,
       (2)    the Annual Maintenance Fee, if applicable, and
       (3) Contingent Deferred Sales Charges as set forth in the Contract Specifications.

       The resulting amount shall be referred to as the "Balance at Discontinuance."

       [(i)] [Notwithstanding any benefits which may be payable under the terms of the Plan, including, but not limited to, benefits under the Plan on account of [retirement, death, severance from employment, or financial hardship,] the Contract Owner specifically agrees that the Company has the absolute right to pay the Balance at Discontinuance in [six (6)] equal installments, plus any interest due, annually over a period of [five (5)] years. The Company shall pay the first such installment not later than [thirty (30)] days after the Date of Discontinuance. The remaining [five] installments, plus interest, shall be payable on each successive anniversary of the Date of Discontinuance.

              The Balance at Discontinuance shall be credited with interest at a rate of not less than [three (3) percent] per annum commencing on the Date of Discontinuance.]

       [(ii) Alternatively, the Contract Owner may specify that the Balance at Discontinuance be made in one sum in accordance with the further terms of this paragraph (ii). Not more than [thirty (30)] days prior to the payment date, the Company shall determine the market value of the amount to be paid in accordance with the formula set forth in 1. below. The Company shall have the right to defer such payment for a period not exceeding [ninety (90) days] from the date the Company receives written notice at its Home Office that the Contract Owner has specified this manner of payment.

              If the Company is prepared to make payment under this option as elected by the Contract Owner, but the payment is to be delayed either at the Contract Owner's request or due to the inability of the Contract Owner or their designee to accept payment of the Balance at Discontinuance, the amount payable under this option shall be transferred to a suspense account under this Contract upon receipt of the Contract Owner's request or notice that payment cannot be received by the Contract Owner or their designee.

1. The market value of a withdrawal subject to a market value adjustment will be the product derived by multiplying the amount of withdrawal by the market value adjustment factor determined as follows:

       (a)    When B is greater than A the following formula will apply:

                    1.00-[(B-A) x [1.00 to 8.00]]=F

       (b) When A is greater than or equal to B the following formula will apply:

                    1.00+[(A-B) x [1.00 to 8.00]]=F

2.     The Company may change the formulae specified above by giving [ninety
       (90) days] notice in writing to the Contract owner of if the index used for B is no longer available.

3. For purposes of applying the formulae described in 1. (a) and (b) above, the terms of such formulae shall have the following meanings:

       A= the interest rate being credited under this Contract, expressed as a decimal, as determined by the Company in accordance with its interest crediting procedures then in effect.

       B= the average yield for the four (4) week period, [where the average is based on the prior four Fridays] expressed as a decimal, of the [Salomon Brothers Broad Investment Grade (BIG) Index] or its equivalent as determined by the Company in its sole discretion, minus [0.00%-9.9999%] expressed as a decimal.

              [The mid-market five year swap rate is reported by [Bloomberg] and represents the average of bid and ask composite swap rates as of the close of the New York markets. The composite rate is the best bid/ask from the latest quoted rates.]

       F= the Market Value Adjustment Factor subject to the maximum dollar adjustment state in 4. below.

              Both A and B will be determined not more than [30 business days] prior to the payment date. A will be based on the values as of the business day prior to the date of determination. B will be based on the last average calculated prior to the date of determination. The source of such published rates shall be selected by the Company.

4. Notwithstanding the application of the formulae stated in 1(a) and (b) above, in no event will the amount of any adjustment, positive or negative, to the amount of the Balance at Discontinuance under this exceed the dollar amount determined by the following formula:

         V = X-[I+Y-Z], where, for the purposes of this Section;

         X = the amount of the Balance at Discontinuance;

         Y = [ [90%] in 1% increments] of the Contributions deposited to, and transfers into, the General Account as of the original date such amounts are actually credited to the General Account from the Effective Date of the Contract to the Date of Discontinuance;

         Z = the total of the Withdrawals, transfers and payments from the General Account as of the original date such transactions, actually occurred in the General Account from the Effective Date of the Contract to the Date of Discontinuance;

         I = the amount of interest that would have been credited to the General Account based on an annual effective rate of interest of [three percent (3.00%) as applied to the actual experience of the General Account from the Effective Date of the Contract to the Date of Discontinuance [except that all Contributions and transfers to the General Account shall first be adjusted to [90% in 1% increments] of their original dollar value];

         V = the maximum dollar value adjustment to the Balance at Discontinuance.

However, if the result of X-[I+Y-Z] produces a value of V that is less than zero
(0), then there is no maximum dollar value adjustment.

In the event the Contract Owner fails to elect the payment option described in [(i) or (ii)] above, the payment of the Balance at Discontinuance shall be made in accordance with the terms of (i) above.]

[(b)   CONTRACT FUNDS HELD UNDER THE SEPARATE ACCOUNT(S)

       As of the Date of Discontinuance, all Contract funds held under the Separate Accounts shall be reduced by any:

(1)    Premium Taxes not previously deducted,

(2)    the Annual Maintenance Fee, if applicable, and

(3)    Contingent Deferred Sales Charges as set forth in the Contract
       Specifications.

       The resulting amount shall be paid within seven (7) days following the Date of Discontinuance except as the Company may be permitted to defer payment under applicable law.]


Signed for the Hartford Life Insurance Company by:

/s/ Christine Hayer Repasy, Secretary             /s/ Thomas M. Marra, President

    Christine Hayer Repasy, Secretary                 Thomas M. Marra, President

                                                            [Hartford Life Logo]

                          GROUP ANNUITY CONTRACT RIDER
                                       FOR
                             SECTION 457(b) ANNUITY

This Rider shall be issued as a part of Group Annuity Contract form [HL-15420] to which it is attached to fund a Plan that satisfies the provisions of Section 457(b) of the Code. The conditions and provisions of the Group Annuity Contract continue to apply except as amended herein.


THE FOLLOWING TERMS SET FORTH IN THE DEFINITIONS OF CERTAIN TERMS SECTION OF THE CONTRACT SHALL READ AS FOLLOWS:

BENEFICIARY - The Beneficiary is the person to whom any death benefit from the Contract on behalf of a Participant is payable in the event of the Participant's death. The Beneficiary is designated by (and may be changed by) the Participant, subject to any rules established by the Contract Owner or the Company. If no designated beneficiary remains living at a Participant's death, the Participant's estate is the Beneficiary.

BENEFIT- Any payment to which a Participant becomes entitled under the terms of the Plan as in effect on the Effective Date or as subsequently amended and accepted by the Company.

CONTRIBUTION - The term Contribution shall include a plan to plan transfer (as described under Section 457(e)(10) of the Code) of a Participant's benefit under another plan that satisfies the provisions of Section 457(b) of the Code to this Plan. Where the Employer is an employer as described in Section 457(e)(1)(A) of the Code, the term Contribution shall include a trustee-to-trustee transfer or the payment by a Participant to the Plan of an eligible rollover distribution from an eligible retirement plan as such terms are defined under Section 402(c) of the Code.

THE FOLLOWING SUB-SECTIONS SHALL BE ADDED TO SECTION [(2)] OF THE CONTRACT:

[SURRENDER CHARGE OFFSET. An individual who is eligible to be a Participant and who is properly enrolled under this Contract may elect to transfer an amount to the Contract from the contract of another carrier under the Plan. Such transferred amount shall first be transferred to the General Account of the Company and may be reallocated within the Contract by the Contract Owner or the Participant as permitted by the Contract.

The Company will credit the transferred amount with a surrender charge offset, imposed upon withdrawal from the prior investment vehicle in an amount up to [7.00%] percent of the value of the transferred amount determined as of the date of transfer (hereinafter the "Surrender Charge Offset"); provided, however, the Participant shall not be eligible for the Surrender Charge Offset unless, and until, the following events occur: (i) the Company receives the transferred amount, (ii) the Participant elects, on the necessary Plan and carrier administrative forms, to direct to the Contract future Contributions made on behalf of the Participant under the Plan and (iii) one or more future

Contributions are received by the Company on behalf of the Participant. Such offset shall be subject to the Company's verification of charges imposed by the prior investment vehicle (carrier).]

  [GROUP SURRENDER CHARGE OFFSET. The initial payment made to this Contract consists of a transfer of funds held by the Plan under an investment vehicle issued by another carrier. If by reason of such transfer, the Plan has paid, or will pay, a surrender charge, market value adjustment or other discontinuance penalty to such other carrier, the Company will reimburse the Plan for such charge, adjustment or penalty for an amount not to exceed [7.00%] of transferred assets (hereinafter the "Group Surrender Charge Offset") as a benefit under this Contract.

  The Group Surrender Charge Offset will be credited to Participant accounts under the Contract as instructed by the Contract Owner. If no such instructions are received, the Group Surrender Charge Offset shall be credited to a suspense account until proper instructions for allocation of the Group Surrender Charge Offset are received by the Company.

THE FOLLOWING SUB-SECTION SHALL BE ADDED TO SECTION [4] OF THE CONTRACT:

[MINIMUM DISTRIBUTIONS. Any distribution to a Participant shall be made in accordance with the provisions of the Plan, but in no event will such distribution be made at a time or in a method that fails to satisfy the requirements of section 401(a)(9) of the Code, and, until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service, the regulations under section 401(a)(9) that were proposed on January 17, 2001, or any successor provision.]

THE FOLLOWING SUB-SECTION SHALL REPLACE SUB-SECTION [c] OF SECTION [ 9] OF THE
CONTRACT:

SUSPENSION OF THE CONTRACT. On suspension, the Company will not accept Contributions.

THE FOLLOWING SUB-SECTIONS SHALL BE ADDED TO SECTION [10] OF THE CONTRACT:

CONTRACT DISCONTINUANCE

This Contract shall be discontinued if:

(a) the Contract Owner gives written notice to the Company that the Contract is being discontinued, in which event the Date of Discontinuance shall be the later of: (i) the first business day following the date on which such notice is received by the Company at its Home Office in Hartford, Connecticut, or (ii) the business day specified in such notice; or

(b) no Contributions are made to the Contract with respect to a Contract Year and the Company gives written notice to the Contract Owner that the Date of Discontinuance will occur as of the date specified in such notice, such date not to be earlier than [thirty-one (31)] days after the date such notice is mailed by the Company; or

(c) [the Contract term is over; or the Contract term is not over, but] there is a mutual written agreement between the Company and the Contract Owner; or there has been a breach of this Contract by the Company; and or the Contract Owner gives written notice to the Company that the Contract is being discontinued, in which event the Date of Discontinuance shall be the later of: (i) the first business day following the date on which such notice is received by the Company at its Home Office in Hartford, Connecticut, or (ii) the business day specified in such notice; or

[(d) the Contract Owner or the Company provides twelve (12) months prior written notice to the other party. The Balance at Discontinuance determined in accordance with the further provisions of this section of the Rider will be paid in a lump sum on the Date of Discontinuance; or]

(d) no Contributions are made to the Contract with respect to a Contract Year and the Company gives written notice to the Contract Owner that the Date of Discontinuance will occur as of the date specified in such notice, such date not to be earlier than thirty (30) days after the date such notice is mailed by the Company; or

(e) the Contract will be discontinued on the last day of the month specified in a Written Notice from the Company to the Contract Owner that no further Contributions will be accepted by the Company which notice may be given at the option of the Company if there is a ruling issued that such Plan is not an eligible deferred compensation plan under section 457(b) of the Code; or

(f) the Contract Owner fails to make any report or provide the Company with any information otherwise required by this Contract, and does not remedy such failure within 30 days from the date the Company notifies the Contract Owner thereof; or

(g) the Contract Owner breaches the terms of the Contract or this Rider and the Company notifies the Contract Owner in writing of such breach, or

(h) the Plan or Trust, if applicable, is amended such that its provisions adversely affect, in the Company's sole determination, the Company`s obligations under this Contract, or

(i) all contracts in this class of business must be amended, changed or altered due to changes in the state or federal laws or regulations governing contracts of this type and such requirements material and adversely affect, in the Company's sole, determination, the Company's obligations under this Contract or its ability to maintain the class of business of which this Contract is a part, or

(j) the assets held, or Participants covered under the Contract are less than the amount, or number required for the Contract to be considered a Group Annuity Contract in the state in which the Contract is issued, or

(k) the Contract Owner is changed such that the organization or entity would no longer be considered an eligible sponsoring organization for this type of contract, or

(l) if at any time Contributions or balance are less than the amount required for this class of business under the Company's underwriting standards in effect as of the Contract Effective Date.

Unless otherwise stated in sub-sections (g)-(m) above, the Company or Contract Owner shall provide the other party with 30 days prior written notice of the date the Contract will be discontinued. The actual Date of Discontinuance shall be the date specified in such notice, such date not to be earlier than 30 days after the date such notice is mailed.

[DISCONTINUANCE AFTER FIVE YEARS. Notwithstanding any provision of this Contract to the contrary, after five (5) completed Contract Years, the Company shall have the right, in accordance with its existing administrative practices and procedures, to pay all contract values in the Active Life Fund, without application of Contingent Deferred Sales Charges or Market Value Adjustment under the Contract, to the Contract Owner in full, provided that the Company gives the Contract Owner ninety (90) days advance written notice, and further provided that the Company takes the same action with respect to all contracts of the same class and risk characteristics.]

EFFECT OF CONTRACT DISCONTINUANCE - On and after the Date of Discontinuance as defined in the Contract Discontinuance Provisions of this Rider, no Contributions will be payable to, or accepted by, the Company. Notwithstanding any other provision of this Contract to the contrary, after the Date of Discontinuance, Contract values in the Active Life Fund shall be paid in accordance with paragraphs (a) and (b) below:

(a)    GENERAL ACCOUNT VALUES

       The total amount of all General Account values in the Active Life Fund under the Contract shall be reduced, as of the Date of Discontinuance, by any:[

(1)    Premium Taxes not previously deducted,
(2)    the Annual Maintenance Fee, if applicable,
(3)    Contingent Deferred Sales Charges as set forth in the Contract
       Specifications.


       The resulting amount shall be referred to as the "Balance at Discontinuance."

       [(i)] [Notwithstanding any benefits which may be payable under the terms of the Plan, including, but not limited to, benefits under the Plan on account of [retirement, death, severance from employment, or financial hardship,] the Contract Owner specifically agrees that the Company has the absolute right to pay the Balance at Discontinuance in [six (6)] equal installments, plus any interest due, annually over a period of [five (5)] years. The Company shall pay the first such installment not later than [thirty (30)] days after the Date of Discontinuance. The remaining [five] installments, plus interest, shall be payable on each successive anniversary of the Date of Discontinuance.

              The Balance at Discontinuance shall be credited with interest at a rate of not less than [three (3) percent] per annum commencing on the Date of Discontinuance.]

       [(ii) Alternatively, the Contract Owner may specify that the Balance at Discontinuance be made in one sum in accordance with the further terms of this paragraph (ii). Not more than [thirty (30)] days prior to the payment date, the Company shall determine the market value of the amount to be paid in accordance with the formula set forth in 1. below. The Company shall have the right to defer such payment for a period not exceeding [ninety (90) days] from the date the Company receives written notice at its Home Office that the Contract Owner has specified this manner of payment.

              If the Company is prepared to make payment under this option as elected by the Contract Owner, but the payment is to be delayed either at the Contract Owner's request or due to the inability of the Contract Owner or their designee to accept payment of the Balance at Discontinuance, the amount payable under this option shall be transferred to a suspense account under this Contract upon receipt of the Contract Owner's request or notice that payment cannot be received by the Contract Owner or their designee.

1. The market value of a withdrawal subject to a market value adjustment will be the product derived by multiplying the amount of withdrawal by the market value adjustment factor determined as follows:

       (a)    When B is greater than A the following formula will apply:

                    1.00-[(B-A) x [1.00 to 8.00]]=F

       (b) When A is greater than or equal to B the following formula will apply:

                    1.00+[(A-B) x [1.00 to 8.00]]=F

2.     The Company may change the formulae specified above by giving [ninety
       (90) days] notice in writing to the Contract owner of if the index used for B is no longer available.

3. For purposes of applying the formulae described in 1. (a) and (b) above, the terms of such formulae shall have the following meanings:

       A= the interest rate being credited under this Contract, expressed as a decimal, as determined by the Company in accordance with its interest crediting procedures then in effect.

       B= the average yield for the four (4) week period, [where the average is based on the prior four Fridays] expressed as a decimal, of the [Salomon Brothers Broad Investment Grade (BIG) Index] or its equivalent as determined by the Company in its sole discretion, minus [0.00%-9.9999%] expressed as a decimal.

              [The mid-market five year swap rate is reported by [Bloomberg] and represents the average of bid and ask composite swap rates as of the close of the New York markets. The composite rate is the best bid/ask from the latest quoted rates.]

       F= the Market Value Adjustment Factor subject to the maximum dollar adjustment state in 4. below.

              Both A and B will be determined not more than [30 business days] prior to the payment date. A will be based on the values as of the business day prior to the date of determination. B will be based on the last average calculated prior to the date of determination. The source of such published rates shall be selected by the Company.

4. Notwithstanding the application of the formulae stated in 1(a) and (b) above, in no event will the amount of any adjustment, positive or negative, to the amount of the Balance at Discontinuance under this exceed the dollar amount determined by the following formula:

         V = X-[I+Y-Z], where, for the purposes of this Section;

         X = the amount of the Balance at Discontinuance;

         Y = [ [90%] in 1% increments] of the Contributions deposited to, and transfers into, the General Account as of the original date such amounts are actually credited to the General Account from the Effective Date of the Contract to the Date of Discontinuance;

         Z = the total of the Withdrawals, transfers and payments from the General Account as of the original date such transactions, actually occurred in the General Account from the Effective Date of the Contract to the Date of Discontinuance;

         I = the amount of interest that would have been credited to the General Account based on an annual effective rate of interest of [three percent (3.00%) as applied to the actual experience of the General Account from the Effective Date of the Contract to the Date of Discontinuance [except that all Contributions and transfers to the General Account shall first be adjusted to [90% in 1% increments] of their original dollar value];

         V = the maximum dollar value adjustment to the Balance at Discontinuance.

However, if the result of X-[I+Y-Z] produces a value of V that is less than zero
(0), then there is no maximum dollar value adjustment.

In the event the Contract Owner fails to elect the payment option described in [(i) or (ii)] above, the payment of the Balance at Discontinuance shall be made in accordance with the terms of (i) above.]

[(b)   CONTRACT FUNDS HELD UNDER THE SEPARATE ACCOUNT(S)

       As of the Date of Discontinuance, all Contract funds held under the Separate Accounts shall be reduced by any:

(1)    Premium Taxes not previously deducted,
(2)    the Annual Maintenance Fee, if applicable,
(3)    Contingent Deferred Sales Charges as set forth in the Contract
       Specifications.


       The resulting amount shall be paid within seven (7) days following the Date of Discontinuance except as the Company may be permitted to defer payment under applicable law.]


MISCELLANEOUS

WHEN THE CONTRACT FUNDS THE PLAN OF AN ELIGIBLE EMPLOYER AS DESCRIBED IN SECTION 457(e)(1)(A) OF THE CODE, THE TERM `OWNER' AS DESCRIBED IN THE CONTRACT CONTROL PROVISIONS OF THE CONTRACT SHALL READ AS FOLLOWS:

     [ OWNER

       The Contract Owner has the power to exercise all the rights, privileges and options granted by this Contract or permitted by the Company and to agree with the Company to any change in or amendment to the Contract. Such power shall be exercised in a manner consistent with the written plan adopted by the Contract Owner for the exclusive benefit of Participants and their Beneficiaries. The assets and income of this Contract may not be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries, except those as permitted under the Code. The preceding sentence does not limit the Company's exercise of the rights granted to the Company by this Contract, including the right to deduct and retain amounts specified in the Contract.]

[LOANS

A Participant may request a loan from his Participant Account. Loans made from a Participant's Account may not be available in all states or may be subject to restrictions. A Participant may not elect the systematic withdrawal option described in this Rider if he has a loan outstanding from the Contract.

A Participant must pay back the loan according to the payment schedule set by the terms of a loan agreement. The loan agreement describes the terms, conditions, any fees or charges of the loan.]

Signed for the Hartford Life Insurance Company by:

/s/ Christine Hayer Repasy, Secretary             /s/ Thomas M. Marra, President

    Christine Hayer Repasy, Secretary                 Thomas M. Marra, President

                                                            [Hartford Life Logo]

                          GROUP ANNUITY CONTRACT RIDER
                                       FOR
                            QUALIFIED 403(b) ANNUITY

This Rider shall be issued as a part of Group Annuity Contract form [HL-15420] to which it is attached to fund a Plan that satisfies the provisions of Section 403(b) of the Code. The conditions and provisions of the Group Annuity Contract continue to apply except as amended herein.

THE FOLLOWING SUB-SECTION SHALL REPLACE ITEM (b) OF THE CONTINGENT DEFERRED SALES CHARGES SUB-SECTION IN THE CONTRACT SPECIFICATIONS SECTION OF THE
CONTRACT:

[A Participant may request a distribution, in accordance with the applicable provisions of the Contract, of up to [ten percent (10%)] of his Participant's Account value on a non-cumulative basis each Participant Contract Year, after the first Participant Contract Year, without application of the Contingent Deferred Sales Charge. For any portion of a distribution to be eligible for a waiver of the Contingent Deferred Sales Charge, the amount distributed may not be less than [two hundred and fifty dollars ($250.00).]

The Contingent Deferred Sales Charge shall also be waived for any distribution which is on account of a Participant's:

[    (1)  death,

     (2) disability within the meaning of Code section 72(m)(7), provided such disability would entitle the Participant to receive social security disability benefits,

     (3) confinement in a nursing home, provided the Participant is confined immediately following at least ninety (90) days of continuous confinement in a hospital or long term care facility,

     (4) severance from employment on or after the fifth Participant's Contract Year, provided the Participant has attained age 59 1/2,

     (5) hardship as defined by the Code and applicable regulations, other than a hardship resulting from the purchase of a principal residence, and a hardship resulting from the payment of tuition, related educational fees, and room and board expenses, or

     (6) transfer of assets to a Related Participant Directed Account Option, or

     (7) amounts applied to effect an annuity payment option (except a surrender under the Fifth Option (Payments for a Designated Period) when paid on a variable basis), or

     (8)  election of the Systematic Withdrawal Option.

     Paragraphs (1) through (8) above are further subject to the applicable terms of the Contract. ]

THE DEFINITIONS OF CERTAIN TERMS SECTION OF THE CONTRACT IS HEREBY AMENDED BY THE ADDITION OF THE FOLLOWING THAT ARE NEW TERMS AND BY AMENDING AND REPLACING EXISTING TERMS:

BENEFICIARY - The person(s) designated to receive Participant's Account values in the event of the Participant's death.

BENEFIT- Any payment to which a Participant becomes entitled under the terms of the Plan as in effect on the Effective Date or as subsequently amended and accepted by the Company.

EMPLOYEE - For purposes of this Rider, the term Employee means an employee who is employed by the Employer.

[CONTRIBUTION (S) - The amount(s) paid, rolled over, or transferred to the Contract on behalf of Participants pursuant to this Rider. Such term shall include Employer Contributions, Matching Contributions, Regular Contributions, and Salary Reduction Contributions made by the Employer to this Contract.]

[MATCHING CONTRIBUTION - A Contribution made by the Employer to this Contract which is conditioned upon an Employee making Salary Reduction Contributions.]

[ELECTIVE DEFERRAL - With respect to any taxable year of a Participant, the Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under (1) any qualified cash or deferred arrangements as described in section 401(k) of the Code, (2) any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B) of the Code, (3) any simple retirement account as described in section 408(p)(2)(A)(i), and (5) an annuity contract satisfying section 403(b) of the Code.]

PARTICIPANT'S ACCOUNT - An account to which the General Account values and the Separate Account values held under the Contract on behalf of a Participant are allocated.

[REGULAR CONTRIBUTION - A Contribution made by the Employer to this Contract that is not a Matching Contribution or a Salary Reduction Contribution.]

[RELATED PARTICIPANT DIRECTED ACCOUNT OPTION - Any Participant directed investment account under the Plan that is identified by the Contract Owner and accepted by the Company for the purpose of Participant directed transfers of amounts from the Contract for investment outside of the Contract.]

ROLLOVER CONTRIBUTION - A Contribution made to the Contract from an eligible retirement plan as defined in [Section 402(c) of the Code.]

SALARY REDUCTION CONTRIBUTION - A Contribution made to the Contract pursuant to a salary reduction agreement.

SECTION [2] OF THE CONTRACT IS HEREBY AMENDED BY THE ADDITION OF THE FOLLOWING SUB-SECTIONS:

SALARY REDUCTION CONTRIBUTIONS. Any Employee may make Salary Reduction Contributions to the Contract at any time. To participate in the Contract, an Employee must complete a written salary reduction agreement with the Employer specifying the portion of his compensation that is to be contributed to this Contract as Salary Reduction Contributions. The salary reduction agreement shall only apply to amounts earned after the agreement becomes effective with respect to compensation earned while the salary reduction agreement is in effect. An Employee may terminate a salary reduction agreement for amounts not yet earned at any time. An Employee's salary reduction agreement shall remain in effect until the Employee either terminates such agreement or files a new salary reduction agreement with the Employer.

The Contract Owner agrees to reduce each Participant's compensation by the amount indicated in the salary reduction agreement and remit such amount as a Salary Reduction Contribution to the Company.

The Contract Owner shall implement and monitor such administrative procedures as are necessary to ensure that the amount of Elective Deferrals, including Salary Reduction Contributions, for any Participant's taxable year under this Contract and all other plans, contracts, or arrangements of the Employer shall not exceed the dollar limit in effect under [Code section 402(g)] at the beginning of such taxable year.

Notwithstanding any other provision of the Contract, excess deferrals, plus any income and minus any loss allocable thereto, may be distributed to a Participant who requests such distribution in accordance with this sub-section:

          (1) Not later than the March 1 following the close of the Participant's taxable year, the Participant may notify the Company of the amount of excess deferrals received by the Contract during the taxable year. The notification shall be in writing, shall specify the amount of the Participant's excess deferrals, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, these amounts, when added to all other Elective Deferrals made on behalf of the Participant during the taxable year, shall exceed the dollar limitation specified in [section 402(g) of the Code.]

          (2) If the Participant provides the Company with satisfactory evidence and written notice to demonstrate that all Elective Deferrals by the Participant to this Contract and any other qualified plan exceed the applicable limit under [section 402(g) of the Code] for such individual's taxable year, then the Company may distribute a sufficient amount attributable to the Participant's Salary Reduction Contributions (not to exceed the amount of Salary Reduction Contributions actually contributed to the Contract on behalf of the Participant during the taxable year) from the Contract to allow the Participant to comply with the applicable limit. The evidence provided by the Participant must establish clearly the amount of the excess deferral.

          (3) The term `excess deferral' means those Elective Deferrals that are includible in a Participant's gross income under [section 402(g) of the Code] because they exceed the applicable dollar limit under [section 402(g) of the Code.]

          (4) The excess deferral distributed to a Participant with respect to a taxable year shall be adjusted to reflect income or loss in the Participant's Account for the taxable year allocable thereto. The income or loss allocable to such excess deferral shall be determined by the method generally used under the Contract to allocate income or loss to a Participant's Account.

[CATCH-UP CONTRIBUTIONS. The Company will accept catch-up contributions on behalf of any Participant who attained age 50 before the close of the calendar year in which such contribution is made, in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not, with respect to the calendar year in which the contribution is made, be subject to any limitations contained in Sections 402(g), 403(b) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 403(b)(12) of the Code, as applicable, by reason of making such catch-up contributions.]

[ROLLOVER CONTRIBUTIONS. The Company will accept Rollover Contributions on behalf of any Participant for whom the Employer makes Contributions to the Contract. The Rollover Contribution must consist entirely of amounts attributable to an eligible rollover distribution from an Eligible Retirement Plan. For purposes of this section, the terms `eligible rollover distribution' and `Eligible Retirement Plan' have the same meaning as described below in the Direct Rollover Section of this Rider.

     The Rollover Contribution may be remitted to the Contract by either of the following methods:

     (1) A cash amount representing the Rollover Contribution may be transferred directly from an Eligible Retirement Plan which such amount is distributable to the Company; or

     (2) The Participant may remit a cash amount to the Company that constitutes the Rollover Contribution within sixty (60) days of receipt of such amount from an Eligible Retirement Plan.

     The Company may require a Participant to provide such information, as it deems necessary to demonstrate that the Participant is entitled to rollover an amount to the Contract.]

[TRANSFER AMOUNTS. The Company may accept directly from another 403(b) annuity all or part of an Employee's interest in such 403(b) annuity. Any transfer of an Employee's interest from another 403(b) annuity into this Contract must comply with the requirements of Revenue Ruling 90-24 and any other applicable guidance issued by the Internal Revenue Service. The Company may request any documents or other information from the Employee or opinions of counsel which the Company deems necessary to establish that such interest may be properly transferred to this Contract. The Company shall not accept any Transfer Amount to the extent that acceptance of such Transfer Amount would necessitate the Company to take actions inconsistent with the other provisions of this Contract.]

[LIMITATION ON ANNUAL ADDITIONS. Notwithstanding anything in this sub-section to the contrary, the total annual additions made to the Contract on behalf of a Participant for any year may not exceed the limits imposed by section 415 of the Code, as they may be adjusted from time to time. The limits of section 415 of the Code applicable to 403(b) annuity contracts are herein incorporated by reference.

An amount allocated to a Participant's Account in excess of the section 415 limits may be returned to the Participant or otherwise corrected in accordance with guidance issued by the Internal Revenue Service.

For purposes of this Rider, the term "annual additions" means the amount of Salary Reduction Contributions credited to a Participant's Account for a taxable year excluding Rollover Contributions and Transfer amounts.]

[SURRENDER CHARGE OFFSET. An individual who is eligible to be a Participant and who is properly enrolled under this Contract may elect to transfer an amount to the Contract from the contract of another carrier under the Plan. Such transferred amount shall first be transferred to the General Account of the Company and may be reallocated within the Contract by the Contract Owner or the Participant as permitted by the Contract.

The Company will credit the transferred amount with a surrender charge offset, imposed upon withdrawal from the prior investment vehicle in an amount up to [7.00%] of the value of the transferred amount determined as of the date of transfer (hereinafter the "Surrender Charge Offset"); provided, however, the Participant shall not be eligible for the Surrender Charge Offset unless, and until, the following events occur: (i) the Company receives the transferred amount, (ii) the Participant elects, on the necessary Plan and carrier administrative forms, to direct to the Contract future Contributions made on behalf of the Participant under the Plan and (iii) one or more future Contributions are received by the Company on behalf of the Participant. Such offset shall be subject to the Company's verification of charges imposed by the prior investment vehicle (carrier).]

[GROUP SURRENDER CHARGE OFFSET. The initial payment made to this Contract consists of a transfer of funds held by the Plan under an investment vehicle issued by another carrier. If by reason of such transfer, the Plan has paid, or will pay, a surrender charge, market value adjustment or other discontinuance penalty to such other carrier, the Company will reimburse the Plan for such charge, adjustment or penalty for an amount not to exceed [7.00%] of transferred assets (hereinafter the "Group Surrender Charge Offset") as a benefit under this Contract.

The Group Surrender Charge Offset will be credited to Participant Accounts under the Contract as instructed by the Contract Owner. If no such instructions are received, the Group Surrender Charge Offset shall be credited to a suspense account until proper instructions for allocation of the Group Surrender Charge Offset are received by the Company.]

ALLOCATION TO PARTICIPANT'S ACCOUNT. An account shall be established and maintained under this Contract for each Participant. Such account shall be referred to herein as the Participant's Account. All Contributions made to the Contract on behalf of a Participant shall be deposited to such Participant's Account and allocated to the General Account and Sub-Accounts in accordance with the Participant's currently effective investment election.

Initial Contributions shall be priced for crediting to the Participant's Account by the Company within two business days of receipt of a properly completed application and such initial Contribution. If an application or any other necessary information (collectively "application") is incomplete when received, the initial Contribution will be credited to the Participant's Account not later than [two (2) business days] after the application is made complete. However, if an incomplete application is not made complete within [five (5) business days] of its initial receipt, the initial Contribution will be returned to the Participant unless the Company informs the

Participant of the reasons for the delay and the Participant consents to the Company retaining the Contribution until the application is made complete.

TERMINATION PROVISIONS. On termination of Contributions to the Contract by the Contract Owner on behalf of a Participant prior to the selected Annuity Commencement Date for such Participant, the Participant shall have the following options:

          [(1) To continue the Participant's Account under the Contract. When the selected Annuity Commencement Date arrives, the Participant shall begin to receive payments pursuant to the selected Annuity Option under [Section 4] of the Contract. Prior to the Annuity Commencement Date, the Participant may request a distribution in accordance with [Section 3] or any other applicable Sections of the Contract.

          (2) To request an immediate distribution pursuant to one of the settlement options described in [Section 3] of the Contract, provided such distribution otherwise satisfies the terms of the Contract and this Rider.

          (3) To transfer an amount to another plan as provided in the section of this Rider entitled Transfer to Another Plan.]

This Contract shall be considered terminated when the last payment due a Participant or Beneficiary has been paid and no assets remain invested hereunder.

SECTION [3] OF THE CONTRACT IS HEREBY AMENDED BY THE ADDITION OF THE FOLLOWING SUB-SECTIONS:

TRANSFERS TO ANOTHER PLAN. Notwithstanding anything in this Rider or Contract to the contrary, a Participant may request in writing, that the Company transfer all or a portion of the Participant's Account to:

          [(1) another annuity contract that qualifies under Code section 403(b); or

          (2) a custodial account for regulated investment company that qualifies under Code section 403(b)(7).]

The amount actually transferred pursuant to this sub-section shall be equal to the Distribution Value of the Participant's Account.

[Any transfer of an Employee's interest to another 403(b) annuity contract or custodial account from this Contract must comply with the requirements of Revenue Ruling 90-24 and any other applicable guidance issued by the Internal Revenue Service.] The Company may request any documents or other information from the Employee or opinions of counsel which the Company deems necessary to establish that such interest may be properly transferred from this Contract. Any transfer to another plan may be limited by the Company in accordance with the terms of the Contract.

DISTRIBUTION VALUE. The Distribution Value of a Participant's Account for any day during the Accumulation Period is equal to the value of the Participant's Account on that day, less:

          (1)  any applicable premium taxes not previously deducted; and

          [(2) the Annual Maintenance Fee, if applicable; and

          (2)  any applicable Contingent Deferred Sales Charge.]



THE FOLLOWING SUB-SECTION SHALL REPLACE SUB-SECTION [(d)] OF SECTION [3] OF THE
CONTRACT:

[TIMING OF CASH DISTRIBUTIONS FROM SEPARATE ACCOUNTS. When all or any part of the Separate Account value of a Participant's Account is taken by the Participant in the form of a cash settlement, payment will be made within seven
(7) days following the day the request is received, except as the Company may be permitted to defer payment under the Investment Company Act of 1940.]

THE FOLLOWING SUB-SECTIONS SHALL BE ADDED TO SECTION [ 3 ] OF THE CONTRACT:

DIRECT ROLLOVERS. Notwithstanding any provision in this Contract to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible rollover plan specified by the distributee in a direct rollover.

Definitions.

          ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or a portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal period payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's or the joint lives (or joint life expectancies) of the distributees and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under [section 401(a)(9) of the Code]; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that the Internal Revenue Service provides by rule or regulation is not an eligible rollover distribution.

          For purposes of this section an Eligible Retirement Plan means an eligible retirement plan that is an individual retirement account described in [section 408(a) of the Code,] an individual retirement annuity described in [section 408(b) of the Code,] an eligible deferred compensation plan described in [section 457(b) of the Code] which is maintained by an eligible employer described in [section 457(e)(1)(A) of the Code,] an annuity plan described in [section 403(a) of the Code], an annuity contract described in [section 403(b) of the Code,] or a qualified trust described in [section 401(a) of the Code] that accepts the distributee's eligible rollover distribution.

          DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's of former employee's spouse who is the alternate payee under a qualified domestic relations order, as defined in [section 414(p) of the Code], are distributees with regard to the interest of the spouse or former spouse.

          DIRECT ROLLOVER: A direct rollover is a payment by the Contract to the eligible retirement plan specified by the distributee.

OTHER DISTRIBUTIONS. (a) Prior to the Annuity Commencement Date a Participant may request, in the form and manner prescribed by the Company, a distribution of all or a portion of the value of his Participant Account provided that the Participant demonstrates that the distribution is a result of one of the events described in[(b), (c), (d), or (e) below.] Distributions pursuant to this section of the Rider shall be paid pursuant to the single sum payment option, as described in the Contract and as amended by this Rider, except that a Participant may request that a distribution made on account of the Participant's severance from employment, as described in [(c)] below, be paid in accordance with *either the single sum payment option or the systematic withdrawal option described in this Rider. Any distribution requested under this paragraph must also satisfy the requirements of (f) and (g) below.

[(b) A Participant may request a distribution on or after the date such Participant attains age 59 1/2.

(c) A Participant may request a distribution if such Participant separates from service. For purposes of this subsection, the term "separates from service" means the actual severance of the employment relationship between the Participant and the Employer of a presumably permanent nature for reasons other than temporary absence, any change in position or other occurrence qualifying as a temporary break in service, the transfer or other change of position resulting in employment by an entity controlling, controlled by, or under common control by the Employer, or the cessation of an employment relationship resulting from a reorganization, merger, or the sale or discontinuance of all or any part of the Employer's business.

(d) A Participant may request a distribution on or after the date such Participant becomes disabled within the meaning of Code section 72(m)(7), provided that such disability would entitle the Participant to receive social security disability benefits.

(e) A Participant may request a distribution if such Participant incurs a hardship. The amount distributed on account of a hardship may not include any income attributable to contributions made pursuant to a salary reduction agreement. For purposes of this Contract, the term "hardship" means an immediate and heavy financial need of the Participant. In addition, a distribution may be made on account of a hardship only if the distribution is necessary to satisfy the immediate and heavy financial need.

          (1) For purposes of this Contract, a distribution is made on account of an immediate and heavy financial need only if the distribution is on account of:

               (A) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as described in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

               (B) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;

               (C) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); or

               (D) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the

               Participant, or the Participant's spouse, children, or dependents (as defined in Code section 152).

          (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

               (A) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (to the extent that the loan would not increase the amount of the need) under all plans maintained by the Employer; and

               (B) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

          (3) If a Participant receives a hardship distribution in accordance with this subsection (e), such Participant shall be suspended from making additional Salary Reduction Contributions to the Contract for a period of six months beginning on the first day of the month immediately following the month such distribution is paid to the Participant.

          (4) The Company may rely on the Participant's representations that the hardship is on account of an immediate and heavy financial need and that the amount requested is necessary to satisfy such immediate and heavy financial need.

(f) If the amount requested to be distributed is less than the full value of the Participant's Account, such amount shall either be taken out of the General Account and Sub-Account(s) in which the Participant Account is invested, as specified in the request for distribution, or, if no specification is made, the requested distribution shall be taken out of the Participant's Account from the General Account and Sub-Account(s) in which such Account is invested on the same basis as the Participant's investment election applicable to the allocation of Contributions then in effect.

(g) The amount actually distributed to a Participant pursuant to this paragraph shall be equal to the Distribution Value as determined in accordance with the Contract and this Rider.

(h) Any distribution made in accordance with this paragraph, may be limited by the Company in accordance with the terms of the Contract and this Rider.]

THE FOLLOWING SHALL REPLACE SUB-SECTION [4(b)] OF THE CONTRACT:

COMMENCEMENT OF PAYMENTS. Payments will begin to be paid to a Participant from the Contract in the form of an annuity as of the Participant's Annuity Commencement Date. The Company reserves the right to begin payments on the first day of the month coincident with or next following the Participant's 90th birthday under the SECOND OPTION, as described in [Section 4] of the Contract, with 120 Monthly Payments Certain,] unless the Participant elects otherwise in accordance with the remaining provisions of this sub-section.

A Participant may elect as an Annuity Commencement Date the first day of any month. [Notwithstanding the foregoing, in no event may a Participant elect an Annuity Commencement Date earlier than the date the Participant attains age 59 1/2, unless such Participant has separated from service or has become disabled as described in the Contract.]

A Participant may elect to have the benefit paid from the Contract on the Participant's Annuity Commencement Date pursuant to any of the annuity options described in [Section 4] of the Contract.

Election of any of the options described in this sub-section must be made by notice in writing to the Home Office of the Company at least [thirty (30) days] prior to the date such election is to become effective.

THE FOLLOWING SHALL BE ADDED TO SUB-SECTION [(g)] OF SECTION [ 4 ] OF THE
CONTRACT:

SINGLE SUM PAYMENT OPTION. Under this option payments are made in the form of a single sum cash payment.

THE FOLLOWING SUB-SECTIONS ARE ADDED TO SECTION [4] OF THE CONTRACT:

MINIMUM REQUIRED DISTRIBUTIONS

APPLICABILITY. The requirements of this Section shall apply to any distributions of a Participant's interest from this Contract and will take precedence over any inconsistent provisions of the Contract.

[All distributions from the Contract shall commence and be made in accordance with Section 401(a)(9) of the Code, as it may be amended from time to time and, until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9), as it may be amended from time to time or such other date as may be published by the Internal Revenue Service, the regulations under section 401(a)(9) that were proposed on January 17, 2001 (hereinafter, the Treasury Regulations Section 1.401(a)(9)). Participants must commence distribution no later than April 1st following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires. However, for any Participant who is a five percent (5%) or greater owner, as defined in section 416 of the Code, distributions must commence no later than the first of April following the calendar year in which the Participant attains age 70 1/2.

REQUIRED DISTRIBUTIONS BEFORE DEATH. The entire interest of a Participant will be distributed or commence to be distributed no later than the first of April following the later of (1) the calendar year in which the Participant attains age 70 1/2 or (2) the calendar year in which the Participant retires from service with the Employer (Required Beginning Date), over (a) the life of such Participant, or the lives of such Participant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of such , or the joint and last survivor expectancy of such participant and his or her designated beneficiary. Payment must be made in periodic payments at intervals no longer than one year.

Life Expectancy is computed in accordance with Treasury Regulations Section 1.401(a)(9).

REQUIRED DISTRIBUTIONS UPON DEATH. If the individual dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the individual's death.

If the Participant dies before distribution of his or interest begins, distributions of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

          (1) If the Participant's interest is payable to a designated beneficiary, then the entire interest of the Participant may be distributed over a period not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the individual died.

          (2) If the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (a) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

Life Expectancy is computed in accordance with Treasury Regulations Section 1.401(a)(9). Distribution under this section are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to a Participant over a period permitted and in an annuity form acceptable under Treasury Regulations Section 1.401(a)(9).]

[SYSTEMATIC WITHDRAWAL OPTION

Under this option payments are made in a series of monthly, quarterly, semiannual, or annual installments, as elected by the Participant, over a period not extending beyond the Participant's life expectancy, or the joint and last survivor life expectancy of the Participant and the Participant's Beneficiary, as of the start date. Any election of the systematic withdrawal option is subject to the following requirements:

          [(1) To be eligible to elect payments under the systematic withdrawal option, the value of a Participant's Account must equal or exceed ten thousand dollars ($10,000.00) at the time payments begin under this option.]

          (2) Each installment payment shall be equal in amount, except for the last payment in the series, which may be less, to the extent that the value of the Participant's Account is insufficient to make a full installment payment.

          (3) The minimum periodic payment amount that may be elected is[one hundred dollars ($100.00).]

          (4) The maximum amount that may be paid as a periodic installment payment may not exceed, on an annual basis,[eighteen percent (18%)] of the value of the Participant's Account balance calculated at the time the Systematic Withdrawal Option is implemented.

          (5) A Participant may elect to have the installment payments (a) equal a certain number of payments, or (b) paid as a specified dollar amount until the Participant's Account is depleted. Under either election, the number of installment payments made shall be limited to the amount that can be provided from the value of the Participant's Account. In no event may installment payments be made over a period of time extending beyond the Participant's life expectancy as of the start date, or the joint and last survivor life expectancy of the Participant and the Participant's Beneficiary as of the start date.

          (6) A Participant may change an election previously made with regard to the systematic withdrawal option four times during a calendar year, provided the Participant notifies the Company of such change at least [thirty (30) days] before such change is to become effective.

          (7) A Participant may cancel the systematic withdrawal option at anytime.

          (8) A Participant may not have a loan as described this Rider if they have elected the systematic withdrawal option.

If a Participant dies while the systematic withdrawal option is in effect, payments under the systematic withdrawal option shall cease and any remaining value in the Participant's Account shall be paid to the Participant's Beneficiary in accordance with the terms of this Rider and the provisions of [Section 4] of the Contract.

Payments under the systematic withdrawal option shall be made pro rata from each Sub-Account and the General Account in which the Participant's Account is invested.

Definitions. For purposes of this sub-section, the following definitions shall apply:

          (1) The `start date' is the day for which the first payment under the systematic withdrawal option is scheduled to be paid.

          (2) The term `life expectancy' means life expectancy determined in accordance with [Treasury Regulations Section 1.401(a)(9).]]

THE FOLLOWING IS ADDED TO SUB-SECTION [5(2)] OF THE CONTRACT:

An election to receive death benefits under a form of annuity must be made (1) prior to the payment of a single sum settlement and (2) prior to the December 31 of the calendar year immediately following the calendar year in which the Participant died. No election to provide annuity payments will become operative unless the initial annuity payment is at least [$20.00] on either a fixed or variable basis or [$20.00] on each basis when a combination benefit is selected.

THE FOLLOWING SUB-SECTIONS ARE ADDED TO SECTION [8] OF THE CONTRACT:

BENEFICIARY DESIGNATION

(a) A Participant may designate a Beneficiary during the lifetime of the Participant by written notice to the Company. The designation of a Beneficiary will remain in effect until changed by the Participant.

(b) Changes in designation of the Beneficiary may be made during the lifetime of the Participant by written notice to the Company provided, however, that when a Beneficiary has been designated irrevocably, such designation cannot be changed or revoked without such Beneficiary's written consent.

(c) Upon receipt of such notice and written consent, if required, at the Home Office of the Company, the new designation shall take effect as of the date the notice is signed, whether or not the Participant is alive at the time of receipt of such notice subject to any payment made or other action taken by the Company before such receipt.

(d) At the Participant's death, the Beneficiary will be as provided in the beneficiary designation then in effect. [If no Beneficiary has been designated or if there is no designated Beneficiary living, the Participant's estate will be the Beneficiary.]

THE FOLLOWING SUB-SECTION SHALL REPLACE SUB-SECTION [c] OF SECTION [ 9 ] OF THE
CONTRACT:

[SUSPENSION OF THE CONTRACT. On suspension, Contributions will be accepted by the Company only on behalf of Participants covered under the Contract prior to the date of suspension]

THE FOLLOWING SUB-SECTIONS SHALL BE ADDED TO SECTION [(9)] OF THE CONTRACT:

PARTICIPANT AND BENEFICIARY RIGHTS. Notwithstanding Section [(8) (a)] of the Contract, the rights enforceable under the Contract with respect to a Participant's Salary Reduction Contributions shall be exercised solely by the Participant or the Participant's designated Beneficiary. Where the Contract provides that these rights are enforceable by the Contract Owner, they shall be exercised by the Contract Owner solely in its capacity as the authorized representative of the Participant or the Participant's Beneficiary, and with such Participant's or Beneficiary's direction and approval.

NONFORFEITURE. A Participant shall have a nonforfeitable right to the portion of his Participant Account derived solely from Salary Reduction Contributions.

[LOANS

A Participant may request a loan from his Participant Account. Loans made from a Participant's Account may not be available in all states or may be subject to restrictions. A Participant may not elect the systematic withdrawal option described in this Rider if he has a loan outstanding from the Contract.

A Participant must pay back the loan according to the payment schedule set by the terms of a loan agreement. The loan agreement describes the terms, conditions, any fees or charges of the loan.

The Distribution Value of a Participant's Account for any day shall be reduced by the value for that day of any outstanding loan (the principal balance outstanding plus accrued interest) made from the Participant's Account.]

Signed for the Hartford Life Insurance Company by:

/s/ Christine Hayer Repasy, Secretary             /s/ Thomas M. Marra, President

    Christine Hayer Repasy, Secretary                 Thomas M. Marra, President

                                                            [Hartford Life Logo]



                         GROUP VARIABLE ANNUITY CONTRACT
                            PARTICIPATION CERTIFICATE

                         HARTFORD LIFE INSURANCE COMPANY
                           (A STOCK INSURANCE COMPANY)

                                 P. O. BOX 1583
                        HARTFORD, CONNECTICUT 06104-1583
                            TELEPHONE: 1.800.528.9009

PLEASE READ THIS CERTIFICATE CAREFULLY. This certificate provides a summary of the section 403(b) tax-sheltered group annuity contract issued by Hartford Life Insurance Company. This certificate in no way voids or alters any of the terms of the group annuity contract.

Participant's Name         [John Doe]


Contract Number            [GC-00000]


Certificate Issue Date     [January 1, 2001]


Contract Owner             [ABC School]



          ---------                                 ---------
          Secretary                                 President


      This certificate replaces any other certificate previously issued to you under the Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED INCOME DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED HEREIN.

                                TABLE OF CONTENTS

                                                                      Page

SECTION 1          Your Participant Account                              3

SECTION 2          Investment Options                                    3

SECTION 3          Interest and Earnings                                 3

SECTION 4          When Payments May Begin                               4

SECTION 5          Minimum Required Distributions                        4

SECTION 6          Death Benefits                                        5

SECTION 7          Transfers to Another Program                          6

SECTION 8          Payment Options                                       6

SECTION 9          Charges and Expenses                                  8

SECTION 10         Limitations on Payments                              10
                   Transfers From General Account

SECTION 11         General Provisions                                   10

SECTION 12         Definitions                                          11



Capitalized terms are defined in Section 12. The terms `you' and `your' refers to the Participant named on the front page of the certificate.

                                    SECTION 1
                            YOUR PARTICIPANT ACCOUNT

When you start making Contributions, the Company will establish an account under the Contract in your name. This account is called your `Participant Account.' The value of your Participant Account equals the total of all your Contributions plus interest and earnings. Distributions and investment losses, if any, reduce the value of your Participant Account. In addition, certain charges and expenses may be deducted from your Participant Account (see Section 9 below).

                                    SECTION 2
                               INVESTMENT OPTIONS

You must elect how you want your Contributions allocated between the General Account and the Sub-Accounts in the Contract. Your investment election will remain in effect until you change it. You may change your investment election at any time during the Accumulation Period.

You may also change the investment mix of your Participant Account. Any change in the investment mix must meet the following requirements:

     (a) You can transfer amounts invested in a Sub-Accounts to any other Sub-Accounts and to the General Account.

     (b) You may transfer amounts invested in the General Account to any Sub-Account except a Sub-Account that the Company considers to be a competing fixed income fund. In addition, you may not transfer amounts that in the preceding three month period have been invested in the General Account to any Sub-Account which the Company considers to be a competing fixed income fund.

     (c) The Company may limit the amount available for transfer from the General Account to a Sub-Account. Section 10 below describes the limitation in more detail.

The Company will provide you with the forms necessary to make your investment choices.

                                    SECTION 3
                              INTEREST AND EARNINGS

The Company credits amounts in the General Account with a fixed rate of interest. Interest will be credited on a daily basis. The Company may change the rate (up or down) periodically during the year, but not below the minimum guaranteed rate of [three percent (3%)].

The Funds offered under the Contract are part of Separate Account Eleven. Separate Account Eleven consists of several Sub-Accounts. Each Sub-Account is invested exclusively in the assets of one underlying Fund. Your Contributions buy accumulation units in the Sub-Accounts representing the Funds in which you elect to invest. The value of your Participant Account invested in a Fund is equal to the number of Sub-Account accumulation units for that Fund multiplied by the appropriate Sub-Account unit value. The accumulation unit value for each Sub-Account reflects the investment performance of that Sub-Account, minus expenses. Therefore, the value of the Sub-Accounts will increase or decrease according to the investment experience of the Fund.

                                    SECTION 4
                             WHEN PAYMENTS MAY BEGIN

In accordance with the terms of your Plan you can start taking your money from your Participant Account as follows:

     (1) REACHING AGE 59 1/2. You can elect to take all or part of your money as an annuity or in cash any time after you reach age 59 1/2.

     (2) HARDSHIP. If you have a Hardship, you can elect to take your money in cash. However, federal law does not permit earnings on Salary Reduction Contributions to be distributed because of a Hardship. In addition, you can only take a Hardship distribution if you have already obtained all distributions, other than hardship distributions, and all nontaxable loans available to you under all plans maintained by your Employer. The Hardship distribution may not exceed the amount of your actual need. Finally, if you receive a Hardship distribution, you cannot make Salary Reduction Contributions to the Contract for six months.

     (3) SEVERANCE FROM EMPLOYMENT. You can elect to take all or part of your money as an annuity, in cash, or in installments after your Severance from Employment.

     (4) DISABILITY. You can elect to take all or part of your money as an annuity or in cash if you have a Disability.

The annuity, cash, and installment payment options are described in more detail in Section 8 below.

When requesting a Distribution, keep in mind that the Annual Maintenance Fee and Contingent Deferred Sales Charge may apply. Section 9, below, describes these charges and when they apply.

The Company may start making annuity payments to you on the first day of the month coinciding with or immediately following your 90th birthday, unless you direct otherwise. The Company will pay your benefit as a Life Annuity with 120 Monthly Payments Certain.

The Company may also limit the amount paid from the General Account in certain circumstances. Section 10, below, describes this limitation.

                                    SECTION 5
                         MINIMUM REQUIRED DISTRIBUTIONS

Federal law generally requires that you start taking money from your Participant Account by the April 1 following the year in which you reach age 70 1/2. Federal law also requires that any payment option you elect must operate so that you will receive your entire interest in the Contract within your lifetime or within your lifetime and the lifetime of a designated Beneficiary.

If you die before payments begin, the part of your Participant Account payable to a Beneficiary must be paid over the lifetime of your Beneficiary.

The Internal Revenue Service may impose an excise tax if you do not satisfy the minimum required distribution requirements. The tax is 50% of the amount by which the minimum required distribution that you should have received exceeds the actual amount distributed to you during the taxable year.

                                    SECTION 6
                                 DEATH BENEFITS

The Company will pay your Beneficiary a death benefit if you die before your Annuity Commencement Date or your 65th birthday, whichever is earlier. The death benefit is equal to the greater of the value in your Participant Account as of the day the Company receives written proof of death and a claim for payment in Good Order, or 100% of the total Contributions made to the contract, reduced by any Distributions. In no event will the amount of death benefit exceed the current value of your Participant Account.

If you die before your Annuity Commencement Date but on or after your 65th birth date, your Beneficiary will receive the value of your Participant Account as of the date the Company receives proof of your death and a claim for payment, in Good Order.

The Company will pay the death benefit in a single sum cash payment. The Company will make this payment within seven days of the date the Company receives proof of death and a claim for payment in Good Order. However, your Beneficiary may make other arrangements.

Instead of receiving cash, your Beneficiary may elect to have the death benefit paid as an annuity. Your Beneficiary must make this election by the December 31 of the year immediately following the year of your death. The initial annuity payment must be at least $50.00. If your Beneficiary is your surviving spouse, he or she may delay payment of the annuity until the date you would have reached age 70 1/2.

If you die on or after your Annuity Commencement Date, the death benefit, if any, will be paid in accordance with the terms of the annuity previously selected.

                                DIRECT ROLLOVERS

Notwithstanding any provision in this Certificate to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

DEFINITIONS.

ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or a portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that the Internal Revenue Service provides by rule or regulation is not an eligible rollover distribution.

ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in
Section 403(b) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

DISTRIBUTEE: You are a distributee. In addition, your surviving spouse and your spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to your interest.

DIRECT ROLLOVER: A direct rollover is a payment by the Contract to the eligible retirement plan specified by the distributee.

                                    SECTION 7
                          TRANSFERS TO ANOTHER PROGRAM

You may request a transfer all or a part of your Participant Account to another section 403(b) program. You must make this request in writing. The Company reserves the right to limit the amount transferred from the General Account in certain circumstances. Section 10, below, describes this limitation.

                                    SECTION 8
                                 PAYMENT OPTIONS

Section 4 describes when you can start taking money from your Participant Account. This section describes the payment options provided under the Contract.

ANNUITY OPTIONS. The Contract provides the following annuity options:

          Option 1: Life Annuity. A Life Annuity provides monthly payments to you for life. The payments stop when you die.

          Option 2: Life Annuity with 120, 180 or 240 Monthly Payments
                    Certain. This annuity provides monthly payments to you for life. The payments stop when you die. Should you die before 120, 180 or 240 payments (as elected) have been made, the remaining annuity payments will be made to your beneficiary for the remainder of the selected period.

          Option 3: Unit Refund Annuity. A Unit Refund Annuity provides monthly payments to you for life. The payments stop when you die. However, your beneficiary will receive a payment if (1) exceeds (2) below:

                    (1) equals the total amount applied under the option at the Annuity Commencement Date divided by the applicable annuity unit value at the Annuity Commencement Date; and

                    (2) equals the number of annuity units represented by each monthly annuity payment made multiplied by the number of monthly annuity payments made.

                    The amount of the additional payments will be determined by multiplying the difference between (1) and (2) by the annuity unit value as of the date the Company receives due proof of death and a claim for payment in Good Order.

          Option 4: Joint and Last Survivor Annuity. This annuity provides monthly payments to you for life. When you die, payments will continue to your contingent annuitant, if living, for the remainder of his or her life. You elect the percentage (50%, 66 2/3%, or 100%) of the monthly payment that the contingent annuitant will continue to receive.

          Option 5: Designated (Fixed) Period Annuity. This is an annuity payable monthly for a fixed number of years. You designate the fixed number of years (not less than five). If you die before the end of the designated period, your beneficiary will receive any remaining payments unless other provisions are made and approved by the Company.

          Option 6: Besides the annuity options described above, you may select any type of annuity which the Company agrees in writing to issue.

You can elect to have your annuity paid as a fixed annuity, a variable annuity, or a combination of a fixed and variable annuity. The following paragraphs describe fixed and variable annuities:

          FIXED ANNUITY. Fixed annuity payments do not vary. To determine the amount of each fixed annuity payment, the amount available to purchase the annuity is divided by the annuity purchase rate then in effect. The annuity purchase rates used to determine fixed annuity payments will not be greater than those specified in the prospectus.

          VARIABLE ANNUITY. Variable annuity payments may increase or decrease depending on the investment results of the Sub-Accounts in which the account is invested during the Annuity Period.

          At least five business days before your Annuity Commencement Date, you must elect how to invest the amount used to provide the variable annuity.

          The amount of the first variable annuity payment is calculated as set forth in the prospectus. At the time of the first variable annuity payment, your account will be assigned a fixed number of Annuity Units. In the second and following months the dollar amount of the variable annuity payment is determined by multiplying the fixed number of Annuity Units by the then current Annuity Unit value. Annuity payments will be made on the first day of each month. The Annuity Unit value used in calculating the annuity payments will be based on an Annuity Unit value determined as of the close of business on a day not later than the fifth business day preceding the date of the annuity payment.

[Under any of the annuity options above, except Option 5 when paid as a variable annuity, no surrenders are permitted once annuity payments start. Surrenders out of Option 5 are subject to any applicable Contingent Deferred Sales Charge.]

CASH OPTION. Under this option, you will receive a single sum cash payment.

INSTALLMENT OPTION. The Company also refers to this option as the `Systematic Withdrawal Option.' Under this option, you may elect to receive monthly, quarterly, semiannual, or annual installment payments, subject to the following:

          (1) The value of your Participant Account must equal or exceed ten thousand dollars ($10,000.00) when payments begin.

          (2) Each installment payment must equal at least $100 and cannot vary (except for the last payment in the series, which may be less).

          (3) The total of the installment payments made to you for a year, when added together, may not exceed [eighteen percent (18%)] of the value of your Participant Account balance at the time the installment payments begin.

          (4) You may elect to have the installments paid to you in one of two ways. You may elect to have the installments equal a certain number of payments. Alternatively, you may elect to have the installments paid to you as a specified dollar amount until your Participant Account is depleted. In either case, the number of installment payments made will be limited to the amount that can be provided from the value of your Participant Account.

          (5) You can change your installment option election four times per year, provided you notify the Company of the change at least thirty (30) days before the effective date of the change.

          (6)  You may cancel the installment option at anytime.

          (7) Payments will be made proportionately from each Sub-Account and the General Account in which you have elected to invest your Participant Account.

          (8) You may not be granted a loan if you have elected the Systematic Withdrawal Option.

If you die while the installment option is in effect, the installment payments will stop. The amount remaining in your Participant Account will be paid to your Beneficiary as a death benefit (See Section 6).

                                    SECTION 9
                              CHARGES AND EXPENSES

ANNUAL MAINTENANCE FEE. The Annual Maintenance Fee is [thirty dollars ($30.00)]. One-quarter (1/4) of the Annual Maintenance Fee shall be deducted from the value of your Participant Account on the last business day of each calendar quarter. If you become a Participant on any day during the calendar quarter you will be assessed one-quarter (1/4) of the Annual Maintenance Fee attributable to that calendar quarter. If you surrender the value of your Participant Account in full at any time before the last business day of the calendar quarter, we will deduct one-quarter (1/4) of the Annual Maintenance Fee from the proceeds of the surrender. The Annual Maintenance Fee is not deducted during the Annuity Period under the Contract. We deduct the Annual Maintenance Fee on a pro rata basis from the value of the Sub-Accounts chosen with respect to your Participant Account.

CONTINGENT DEFERRED SALES CHARGE. Distributions from the Contract are subject to a Contingent Deferred Sales Charge. The number of Participant Contract Years credited to you determines the amount of the Contingent Deferred Sales Charge. The Contingent Deferred Sales Charge is a percentage of the amount distributed, determined according to the table below.

                          [TABLE OF CONTINGENT DEFERRED
                                  SALES CHARGES


                  PARTICIPANT'S CONTRACT               CONTINGENT DEFERRED
                    YEAR OF WITHDRAWAL                    SALES CHARGE
                    -------------------                   -------------
                             1                                 5%
                             2                                 5%
                             3                                 5%
                             4                                 5%
                             5                                 5%
                             6                                 4%
                             7                                 3%
                             8                                 2%
                             9                                 1%
                        10 and later                          None]

Following the completion your first Participant Contract Year, you may request a Distribution of up to ten percent (10%) of the value of your Participant Account without the Contingent Deferred Sales Charge applying. The ten percent waiver is determined separately for each Participant Contract Year. The ten percent waiver does not apply to Distributions of less than two hundred and fifty dollars ($250.00). This waiver also does not apply to death benefits or transfers.

No deduction for the Contingent Deferred Sales Charge will apply to a transfer to a Related Participant Directed Account Option. A "Related Participant Account Option" is a separate Participant directed investment account under your Employer's plan that your Employer identifies and we accept for the purpose of participant-directed transfers of amounts from the Contract for investment outside of the Contract. The Related Participant Directed Account Option may not be available in all states.

The Company will also waive the Contingent Deferred Sales Charge for any Distribution that is as a result of your:

          (1)  Death,

          (2)  Disability,

          (3) Confinement in a nursing home, provided the Participant is confined immediately following at least 90 days of continuous confinement in a hospital or long term care facility,

          (4) Severance from Employment on or after your fifth Participant Contract Year, provided you have attained age 59 1/2, or

          (5) Hardship as defined in the Code and applicable regulations, other than a Hardship resulting from the costs directly related to the purchase of your principal residence or the payment of tuition, related educational fees, and room and board expenses for post-secondary education, or

          (6) purchase of an annuity under this Contract (except a surrender under Option 5 - Designated (Fixed) Period Annuity when paid on a variable basis), or

          (7)  election of the Installment Option or Systematic Withdrawal
               Option.

EXPERIENCE CREDIT. The Company may apply experience credits based on investment, administrative, mortality or other factors. Experience credits may be applied, either prospectively or retrospectively, as a reduction in the mortality, and expense risk and administrative charges, a reduction in the amount of the Annual Maintenance Fee, a reduction in the amount of the Transfer Fee, a reduction in the term or amount of any applicable Contingent Deferred Sales Charges, an increase in the rate of interest credited under the Contract, a payment to be allocated as directed by the Contract Owner, or any combination of the foregoing. The Company may apply and allocate experience credits in such manner as the Company deems appropriate for the class of contracts to which your contract belongs within the state of issue. Any such credit will be computed for the contracts of the same class in accordance with the Company's administrative practice consistently applied. Experience credits may be discontinued in the event of a change in applicable factors.

[TRANSFER FEE. A fee of five dollars ($5.00) applies to transfers among the Sub-Accounts and the General Account. The Company will deduct the transfer fee from the Fund or the General Account from which the transfer is being made. The transfer fee does not apply to the first twelve (12) transfers you make each year.]

DEDUCTION FOR MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGES. For providing administrative services and for assuming the mortality and expense risk under the Contract, we deduct a daily charge at an annual rate against all Contract values in the Separate Accounts during the life of the Contract as follows:

[During the Accumulation Period, the annualized rate of deduction for such risks and charges has initially been set at [0.90%] of the average daily net assets of the Group A Investment Options, [0.75%] of the average daily net assets of the

Group B Investment Options; and [0.85%] of the average daily net assets of the Group C Investment Options. During the Annuity Period, the annualized rate of the deduction for such risks and charges has initially been set at [1.25%] of the average daily net assets of the Group A Investment Options; [0.85%] of the average daily net assets of the Group B Investment Options and; [0.85%] of the average daily net assets of the Group C Investment Options. These deductions may be decreased by the Company, in its sole discretion and may be increased by the Company upon 90 days advance written notice to the Contract Owner, and subject to a maximum deduction of 2.00% per year from the average daily net assets of each Separate Account included in the Contract. Deductions applicable to a Separate Account included in the Contract may increase or decrease based on the aggregate amount of assets held under the Contract. If so instructed by the Contract Owner, the Company may bill the Contract Owner for an amount equivalent to the annualized rate of deduction.]

PREMIUM TAXES. In states where applicable, a Premium Tax will be deducted from amounts under the Contract whenever they are due and in such manner as required by the state to which the Premium Tax is payable.

                                   SECTION 10
                      LIMITATION ON PAYMENTS AND TRANSFERS
                              FROM GENERAL ACCOUNT

The Company may limit the amount distributed (including transfers to the Sub-Accounts) from the General Account. The Company may impose this limitation if the total amount of transfers and Distributions by Participants during the Contract Year would exceed one-sixth (1/6) of the balance of all amounts invested under the Contract in the General Account as of the first day of the Contract Year. If the Company applies this limitation, any Distribution or transfer from the General Account will be made in level monthly installments over a period not exceeding five years, unless the Company decides to pay the remaining unpaid balance in a single sum payment.

                                   SECTION 11
                               GENERAL PROVISIONS

ASSIGNMENT. Any amount held in your Participant Account cannot be assigned and is free from the claims of creditors to the fullest extent permitted by law.

NONWAIVER. The Company may, in its sole discretion, elect not to exercise a right or reservation specified in the Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time, nor shall it constitute a waiver of any other provisions specified in the Contract or Certificate.

MISSTATEMENTS. If any fact pertaining to an annuity under the Contract has been misstated, or if there is a clerical error, your annuity will be adjusted to reflect the correct information, as provided in the Contract.

INFORMATION AND PROOFS. The Company has the right to require any information and proofs relating to its obligations under the Contract.

CONTRACT DISCONTINUANCE. If the Contract Owner stops sending Contributions to the Contract on your behalf before your Annuity Commencement Date, you have the following options:

          (1) You can keep your Participant Account in the Contract. When your Annuity Commencement Date arrives, you will begin to receive annuity payments pursuant to the annuity option you select. Before the Annuity Commencement Date, you may request a Distribution.

          (2) You may request an immediate Distribution, provided the Distribution is otherwise permitted.

          (3) You may transfer an amount to another 403(b) tax-sheltered annuity program, as described in Section 7.


REGULATORY PROVISIONS. Any change, reduction, or modification to the Contract shall not affect an annuity already purchased unless such change, reduction or modification is required in order to comply with federal or state law or any applicable rule or regulation issued by a governmental agency.

PLAN PROVISIONS. To the extent that any provision in this certificate conflicts with the Contract the provisions of the Contract shall govern.

[LOANS. You may request a loan from your Participant Account. Loans made from your Participant's Account may not be available in all states or may be subject to restrictions. You may not elect the Systematic Withdrawal Option described in this Rider if you have a loan outstanding from the Contract.

You must pay back your loan according to the payment schedule set by the terms of your loan agreement. The loan agreement describes the terms, conditions, any fees or charges of your loan.

The distribution value of your Participant's Account for any day shall be reduced by the value for that day of any outstanding loan (the principal balance outstanding plus accrued interest) made from your Participant's Account]

                                   SECTION 12
                                   DEFINITIONS

The following definitions apply for purposes of this certificate:

ACCUMULATION PERIOD. The term `Accumulation Period' means the period under this Contract before the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE. The term `Annuity Commencement Date' means the date on which you are scheduled to begin to receive annuity payments.

ANNUITY PERIOD. The term `Annuity Period' means the period in the Contract, following the Accumulation Period, during which actual annuity payments are made.

ANNUITY UNIT. An `Annuity Unit' is an accounting unit of measure used to calculate the amount of variable annuity payments. The value of the Annuity Unit for each Sub-Account for any day is determined by multiplying the value for the preceding day by the product of (1) the net investment factor for the day for which the Annuity Unit value is being calculated, and (2) a factor to neutralize the assumed interest rate.

BENEFICIARY. The term `Beneficiary' means the person(s) designated by the Participant to receive a death benefit.

CODE. The term `Code' means the Internal Revenue Code of 1986 and any amendments thereto.

CONTRACT. The `Contract' is [group annuity Contract GA-3333] issued by the Company.

CONTRACT OWNER. The `Contract Owner' is [ABC School].


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CONTRACT YEAR. The term `Contract Year' means a period of 12 months beginning with the effective date of the Contract or with any Contract anniversary.

CONTRIBUTION. The term `Contribution' means any amounts paid, rolled over or transferred to the Contract on behalf of a Participant. Contributions must satisfy any limitations and requirements imposed by the Code.

COMPANY. The term the `Company' refers to Hartford Life Insurance Company, a stock insurance company incorporated in Connecticut.

DATE OF COVERAGE. The term `Date of Coverage' means the date on which a Participant's account balance under the Plan is first invested in the General Account and/or Separate Account Eleven.

DISABILITY. An individual is considered to have a `Disability' if the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued, indefinite duration and the Disability would entitle you to Social Security disability benefits.

DISTRIBUTION. The term `Distribution' means any payment from the Contract as described in Sections 4, 5, 6 or 7 of this certificate.

EMPLOYER. The term `Employer' means [ABC School.]

FUND(S). The term `Fund(s)' means the underlying investment(s) to which Contributions may be allocated under a Separate Account.

GENERAL ACCOUNT. The term `General Account' refers to that portion of the Contract invested in the general account of the Company.

GOOD ORDER. An authorized Participant or Contract Owner instruction to the Company that is given with such clarity and completeness that the Company is not required to exercise any discretion, utilizing such forms as the Company may require.

HARDSHIP. For purposes of this Contract, the term `Hardship' means:

          (A) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as described in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

          (B) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

          (C) Costs directly related to the purchase of a Participant's principal residence (excluding mortgage payments).

          (D) Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents (as defined in section 152 of the Internal Revenue
               Code).

PARTICIPANT ACCOUNT. The term `Participant Account' means the account established under the Contract on behalf of a Participant.


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PARTICIPANT. The term `Participant' means an eligible employee who elects to participate in the Contract or formerly participated in the Contract, and who currently has a Participant Account maintained on his or her behalf under the Contract.

PARTICIPANT CONTRACT YEAR. The term `Participant Contract Year' means a period of twelve (12) months beginning with the Participant's Date of Coverage and each successive twelve (12) month period thereafter.

PREMIUM TAX. The term `Premium Tax' means the tax or amount of tax, if any, charged by a state or municipality on premiums, purchase payments or contract values.

RELATED PARTICIPANT DIRECTED ACCOUNT OPTION The term "Related Participant Directed Account Option means any Participant directed investment account under the Plan that is identified by the Contract Owner and accepted by the Company for the purpose of Participant directed transfers of amounts from the Contract for investment outside of the Contract.

SALARY REDUCTION CONTRIBUTIONS. The term `Salary Reduction Contributions' means the Contributions made pursuant to a salary reduction agreement.

SEVERANCE FROM EMPLOYMENT. The term `Severance from Employment' means the actual severance of the employment relationship between a Participant and the Employer. The Severance from Employment must be of a presumably permanent nature for reasons other than temporary absence, any change in position or other occurrence qualifying as a temporary break in service, the transfer or other change of position resulting in employment by an entity controlling, controlled by, or under common control by the Employer, or the cessation of an employment relationship resulting from a reorganization, merger, or the sale or discontinuance of all or any part of the Employer's business.

SEPARATE ACCOUNT ELEVEN. The term `Separate Account Eleven' refers to a separate account of the Company, entitled Hartford Life Insurance Company Separate Account Eleven, under which income, gains and losses, whether or not realized, from assets allocated to such account are credited to or charged against such separate account without regard to the other income, gains, or losses of the Company.

SUB-ACCOUNT. The term `Sub-Account' means the account established within a Separate Account with respect to a Fund.



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